UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 26, 2008

TOYOTA MOTOR CREDIT CORPORATION

 (Exact name of registrant as specified in its charter)

California	1-9961	95-3775816

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 S. Western Avenue Torrance, California		90501

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:     (310) 468-1310

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

364 Day Credit Agreement

Toyota Motor Credit Corporation (“TMCC”) and its wholly-owned subsidiary, Toyota Credit de Puerto Rico Corp. (“TCPR”) entered into a $5.0 billion 364-day syndicated credit facility pursuant to a 364 Day Credit Agreement, dated as of March 26, 2008 (the “364 Day Credit Agreement”), among TMCC, TCPR, Toyota Motor Finance (Netherlands) B.V. (“TMFNL”), Toyota Financial Services (UK) PLC (“TFS(UK)”), Toyota Kreditbank GMBH (“TKG”), Toyota Leasing GMBH (“TLG”) and Toyota Credit Canada Inc. (“TCCI”), as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Agent and Swing Line Lender, each lender from time to time party thereto, Citigroup Global Markets Inc and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A., as Syndication Agent and Swing Line Lender, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas and JPMorgan Chase Bank, N.A., as Documentation Agents.

TMCC may take advances under the 364 Day Credit Agreement subject to covenants and conditions customary in a transaction of this nature, including negative pledge and cross default provisions. The 364 Day Credit Agreement has a 364 day term, during which TMCC, TMFNL, TFS(UK) and TKG may make aggregate draws not to exceed $5.0 billion, and TCPR may make draws not to exceed $333,333,333.  All draws under the 364 Day Credit Agreement may not exceed the total commitment amount of $5 billion. In addition, the 364 Day Credit Agreement provides for a swingline sub-facility of up to $1 billion. The 364 Day Credit Agreement may be used for general corporate purposes and was not drawn upon as of the date of this filing.

Item 1.02 Termination of a Material Definitive Agreement

The 364 Day Credit Agreement replaces the 364 Day Credit Agreement, dated as of March 28, 2007 (the “Prior 364 Day Credit Agreement”), among TMCC, TCPR, TMFNL, TFS(UK), TKG, TLG and TCCI, as Borrowers, Bank of America, N.A, as Administrative Agent, and the other lenders party thereto, which terminated on March 26, 2008.

The description set forth in this report of the terms and conditions of the Prior 364 Day Credit Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to TMCC’s Current Report on Form 8-K, dated March 28, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See description of the 364 Day Agreement in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
364 Day Credit Agreement, dated as of March 28, 2007, among Toyota Motor Credit Corporation, Toyota Credit de Puerto Rico Corp., Toyota Credit Canada Inc., Toyota Motor Finance (Netherlands) B.V., Toyota Financial Services (UK) PLC, Toyota Kreditbank GMBH and Toyota Leasing GMBH, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Agent and Swing Line Lender, each lender from time to time party thereto, Citigroup Global Markets Inc and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A., as Syndication Agent and Swing Line Lender, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas and JPMorgan Chase Bank, N.A., as Documentation Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: April 1, 2008                          By:                             /S/ THOMAS A. KIEL
                Thomas A. Kiel
           Vice President and
Chief Accounting Officer

EXECUTION COPY

Published CUSIP Number: [___________]

364 DAY CREDIT AGREEMENT

Dated as of March 26, 2008

among

TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.,
TOYOTA MOTOR CREDIT CORPORATION,
TOYOTA FINANCIAL SERVICES (UK) PLC,
TOYOTA KREDITBANK GMBH,
TOYOTA CREDIT DE PUERTO RICO CORP.
TOYOTA CREDIT CANADA INC.,
and
TOYOTA LEASING GMBH,
as the Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Agent and Swing Line Lender

and

The Other Lenders Party Hereto
____________________________________________

BANC OF AMERICA SECURITIES LLC
and
CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Book Managers
_____________________________________________

CITIBANK, N.A.,
as Syndication Agent and Swing Line Lender
______________________________________________

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
BNP PARIBAS
and
JPMORGAN CHASE BANK, N.A.
as Documentation Agents

798294.4
NYDOCS03/856184.8

Table of Contents

i

Schedules

Schedule 1.1                                           Mandatory Cost
Schedule 2.1                                           Commitments and Pro Rata Shares
Schedule 9.2                                           Administrative Agent’s Office, Certain Addresses for Notices

Exhibits

Exhibit A-1                           Form of Committed Loan Notice
Exhibit A-2                           Form of Swing Line Loan Notice
Exhibit B                               Form of Note
Exhibit C                               Form of Compliance Certificate
Exhibit D                              Assignment and Assumption
Exhibit E                               Form of Money Market Quote Request
Exhibit F                               Form of Invitation for Money Market Quotes
Exhibit G                               Form of Money Market Quote
Exhibit H                               Form of Opinion of Counsel for the Borrowers
Exhibit I-1                             Form of Opinion of Peitrantoni Mendez & Alvarez LLP
Exhibit I-2                             Form of Opinion of Stikeman Elliot
Exhibit I-3                             Form of Opinion of Freshfields Bruckhaus Deringer as NetherlandsCounsel to TMFNL
Exhibit I-4                             Form of Opinion of Freshfields Bruckhaus Deringer as English Counsel toTFSUK
Exhibit I-5                             Form of Opinion of Freshfields Bruckhaus Deringer as German Counsel toTKG and TLG

v

364 DAY CREDIT AGREEMENT

    THIS 364 DAY CREDIT AGREEMENT (this “Agreement”) dated as of March 26, 2008 is made among TOYOTA MOTOR FINANCE (NETHERLANDS) B.V., a corporation organized under the laws of the Netherlands (“TMFNL”), TOYOTA MOTOR CREDIT CORPORATION, a California corporation (“TMCC”), TOYOTA FINANCIAL SERVICES (UK) PLC, a corporation organized under the laws of England (“TFSUK”), TOYOTA KREDITBANK GMBH , a corporation organized under the laws of Germany (“TKG”), TOYOTA CREDIT DE PUERTO RICO CORP., a corporation organized under the laws of the Commonwealth of Puerto Rico (“TCPR”), TOYOTA CREDIT CANADA INC., a corporation incorporated under the laws of Canada (“TCCI”), TOYOTA LEASING GMBH, a corporation organized under the laws of Germany (“TLG” and, together with TMFNL, TMCC, TFSUK, TKG, TCPR and TCCI, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Agent and Swing Line Lender, BANC OF AMERICA SECURITIES LLC and CITIGROUP GLOBAL MARKETS INC, as Joint Lead Arrangers and Joint Book Managers, CITIBANK, N.A. as Syndication Agent and Swing Line Lender, and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., BNP PARIBAS and JPMORGAN CHASE BANK, N.A., as Documentation Agents.

WHEREAS, the Borrowers have requested that the Lenders provide a revolving credit facility that may be converted to a term facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section  1.1 Definitions.  The following terms, as used herein, have the following meanings:

“Absolute Rate Auction” means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

“Administrative Agent” means Bank of America, in its capacity as Administrative Agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.2 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrowers) duly completed by such Lender.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, Banc of America LLC. as an Arranger, Bank of America, acting through its Canada Branch in its capacity as Canadian Sub-Agent and Bank of America’s London Branch in its capacity as Swing Line Agent), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitments” means (i) the Commitments of all the Lenders, (ii) when used in relation to the Tranche A Borrowers, the Aggregate Tranche A Commitments, (iii) when used in relation to TCPR, the Aggregate Tranche B Commitments, (iv) when used in relation to TCCI, the Aggregate Tranche C Commitments and (v) when used in relation to TLG, the Aggregate Tranche D Commitments.

“Aggregate Tranche A Commitments” means the Tranche A Commitments of all the Tranche A Lenders.

“Aggregate Tranche B Commitments” means the Tranche B Commitments of all the Tranche B Lenders; provided that in no event shall the Aggregate Tranche B Commitments exceed US$333,333,333.

“Aggregate Tranche C Commitments” means the Tranche C Commitments of all the Tranche C Lenders; provided that in no event shall the Aggregate Tranche C Commitments exceed US$833,333,333.

“Aggregate Tranche D Commitments” means the Tranche D Commitments of all the Tranche D Lenders; provided that in no event shall the Aggregate Tranche D Commitments exceed US$333,333,333.

“Agreement” means this Credit Agreement.

“Alternative Currency” means each of Euro, Sterling, Canadian Dollars and each other currency (other than US Dollars) that is approved in accordance with Section 1.6.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate

(determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with US Dollars.

“Applicable Rate” means the following percentages per annum:

Applicable Rate
Facility Fee	Eurocurrency Rate / Bankers’ Acceptances / Drafts/ BA Equivalent Notes/ Swing Line Rate	Base Rate / Canadian Prime Rate
0.020%	0.130%	0.000%
If any Borrower converts the Loans made to it to Term Loans pursuant to Section 2.13(c), the “Applicable Rate” for Eurocurrency Rate Loans, Bankers’ Acceptances, Drafts and BA Equivalent Notes shall be 0.250% per annum.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicable Tranche Lenders” means (i) with respect to the Tranche A Commitments or the Tranche A Borrowers, the Tranche A Lenders, (ii) with respect to the Tranche B Commitments or TCPR, the Tranche B Lenders, (iii) with respect to the Tranche C Commitments or TCCI, the Tranche C Lenders and (iv) with respect to the Tranche D Commitments or TLG, the Tranche D Lenders.

“Arranger” means either of Banc of America Securities LLC or Citigroup Global Markets Inc., in its capacity as a joint lead arranger and a joint book manager.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Audited Financial Statements” means (i) for TMFNL, the audited balance sheet of TMFNL for the fiscal year ended March 31, 2007 (or such later date for which audited financial statements are delivered pursuant to this Agreement) and the income statement, statement of changes in equity and cash flow statement for such fiscal year, including the notes thereto, (ii) for TCCI and TCPR, the audited balance sheet of such Borrower for the fiscal year ended March 31, 2007 (or such later date for which audited financial statements are delivered pursuant to this Agreement) and the related statement of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto, (iii) for TMCC, the audited consolidated balance sheet of TMCC and its Subsidiaries for the fiscal year ended March 31, 2007 (or such later date for which audited financial statements are delivered pursuant to this Agreement) and the related consolidated statement of income or operations, shareholders’ equity and cash flows for such fiscal year of TMCC and its Subsidiaries, including the notes thereto, (iv) for TFSUK, the audited consolidated and company balance sheets of TFSUK for the fiscal year ended March 31, 2007 (or such later date for which audited financial statements are delivered pursuant to this Agreement), the consolidated profit and loss account and statement of total recognized gains and losses for such financial year of TFSUK and its Subsidiaries, including the notes thereto, and (v) for TKG and TLG, the audited balance sheet of each such Borrower for the fiscal year ended March 31, 2007 (or such later date for which audited financial statements are delivered pursuant to this Agreement) and the related statement of income or operations and shareholders’ equity for such fiscal year, including the notes thereto (presented in each case on a consolidated basis for TKG).

“BA Equivalent Note” has the meaning specified in Section 2.15(i).

“BA Maturity Date” means, for each Bankers’ Acceptance, Draft or BA Equivalent Note comprising part of the same Drawing, the date on which the Face Amount for such Bankers’ Acceptance, Draft or BA Equivalent Note, as the case may be, becomes due and payable in accordance with the provisions set forth below, which shall be a Canadian Business Day occurring 30, 60, 90 or 180 days (or, subject to availability, such greater period not to exceed 364 days) after the date on which such Bankers’ Acceptance, Draft or BA Equivalent Note is created and purchased as part of any Drawing, as TCCI may select upon notice received by the Administrative Agent not later than 11:00 A.M. (Toronto time) on a Canadian Business Day at least two Canadian Business Days prior to the date on which such Bankers’ Acceptance or Draft is to be purchased or BA Equivalent Note is to be made (whether as a new Drawing or by renewal); provided, however, that:

(a)           TCCI may not select any BA Maturity Date for any Bankers’ Acceptance, Draft or BA Equivalent Note that occurs after the then scheduled Revolving Maturity Date;

(b)           the BA Maturity Date for all Bankers’ Acceptances, Drafts and BA Equivalent Notes comprising part of the same Drawing shall occur on the same date; and

(c)           whenever the BA Maturity Date for any Bankers’ Acceptance, Draft or BA Equivalent Note would otherwise occur on a day other than a Canadian Business Day, such BA Maturity Date shall be extended to occur on the next succeeding Canadian Business Day.

Notwithstanding the foregoing, TCCI may select a BA Maturity Date which would end after the Revolving Maturity Date applicable to TCCI only if it has previously delivered, or delivers concurrently with the applicable Committed Loan Notice, an election to extend the Maturity Date to the Term Maturity Date pursuant to Section 2.13(c).

“Bankers’ Acceptance” has the meaning specified in Section 2.1(c).

“Bank of America” means Bank of America, N.A.

“Base Rate” means, (a) in respect of Tranche A, Tranche B or Tranche D, for any day, a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate and (b) in respect of Tranche C, for any day, the fluctuating rate per annum determined in accordance with clause (a) plus 0.5%.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan denominated in US Dollars that bears interest based on the Base Rate.  All Base Rate Loans shall be denominated in US Dollars.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” means any of TMFNL, TMCC, TFSUK, TKG, TCPR, TCCI or TLG, as applicable.

“Borrower Materials” has the meaning specified in Section 6.1.

“Borrowers’ Representative” has the meaning specified in Section 9.2(e).

“Borrowing” means a Committed Borrowing, a Money Market Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, any of the following:  the state where the Administrative Agent’s Office is located, California, New York, and San Juan, Puerto Rico, (ii) if such day relates to any Eurocurrency Rate Loan or Money Market LIBOR Loan denominated in US Dollars, any such day on which dealings in US Dollar deposits are conducted by and between banks in the London interbank eurodollar market, (iii) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, Money Market LIBOR Loan or Swing Line Loan denominated in Euro, a TARGET Day; (iv) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, Money Market LIBOR Loan or Swing Line Loan denominated in a currency other than US Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and (v) if such day relates to any Tranche C Loan, a Canadian Business Day.

“Canadian Business Day” means a day of the year on which banks are not required or authorized by law to close in Toronto, Ontario, Canada.

“Canadian Dollars” and “CDN$” each means lawful money of Canada.

“Canadian ITA” means the Income Tax Act (Canada) as amended.

“Canadian Prime Rate” means, on any day, a fluctuating rate of interest per annum equal to the average of the rates of interest per annum most recently announced by each Canadian Reference Bank as its reference rate of interest for loans made in Canadian Dollars to Canadian customers and designated as such Canadian Reference Bank’s “prime rate” (a Canadian Reference Bank’s “prime rate” being a rate set by such Canadian Reference Bank based upon various factors, including such Canadian Reference Bank’s costs and desired returns and general economic conditions, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate).  Any change in such rate announced by the Canadian Sub-Agent shall take effect at the opening of business on the day specified in the public announcement of such change.  Each interest rate based upon the Canadian Prime Rate shall be adjusted simultaneously with any change in the Canadian Prime Rate.

“Canadian Prime Rate Loan” means a Tranche C Loan denominated in Canadian Dollars that bears interest based on the Canadian Prime Rate.

“Canadian Reference Banks” means Bank of America, acting through its Canada Branch, Royal Bank of Canada and Canadian Imperial Bank of Commerce.

“Canadian Sub-Agent” means Bank of America, acting through its Canada Branch.

“Canadian Sub-Agent’s Office” means, with respect to Canadian Dollars, the Canadian Sub-Agent’s address and, as appropriate, account as set forth on Schedule 9.2, or such other address or account with respect to such currency as the Canadian Sub-Agent may from time to time notify to TCCI and the Tranche C Lenders.

“Closing Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 4.1 (or, in the case of Section 4.1(b), waived by the Person entitled to receive the applicable payment).

“Code” means the Internal Revenue Code of 1986, as amended and any successor statute.

“Commitment” means, as to each Lender, its Tranche A Commitment, its Tranche B Commitment, its Tranche C Commitment or its Tranche D Commitment, as applicable.

“Commitment Cap” means, as to each Lender, the amount set opposite its name on Schedule 2.1 as such Lender’s “Commitment Cap” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and Tranche and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the appropriate Lenders pursuant to Section 2.1.

“Committed Loan” means a Committed Tranche A Loan, a Committed Tranche B Loan, a Committed Tranche C Loan or a Committed Tranche D Loan.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other and (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit A-1.  A Committed Loan Notice for a Eurocurrency Rate Loan with an Interest Period extending beyond the Revolving Maturity Date applicable to the Borrower giving such notice may only be delivered concurrently with (or, in the case of (b) or (c) above, concurrently with or subsequently to) a notice of election by such Borrower to extend the Maturity Date applicable to such Borrower to the Term Maturity Date pursuant to Section 2.13(c).  A Committed Loan Notice for Bankers’ Acceptances or BA Equivalent Notes with BA Maturity Date extending beyond the Revolving Maturity Date applicable to TCCI may only be delivered concurrently with (or, in the case of (b) or (c) above, concurrently with or subsequently to) a notice of election by TCCI to extend the Maturity Date applicable to TCCI to the Term Maturity Date pursuant to Section 2.13(c).

“Committed Tranche A Loan” means a loan made by a Tranche A Lender pursuant to Section 2.1(a).

“Committed Tranche B Loan” means a loan made by a Tranche B Lender pursuant to Section 2.1(b).

“Committed Tranche C Loan” means a loan made by, or the purchase or acceptance of Bankers’ Acceptances or purchase of Drafts by, a Tranche C Lender pursuant to Section 2.1(c).

“Committed Tranche D Loan” means a loan made by a Tranche D Lender pursuant to Section 2.1(d).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consenting Lenders” has the meaning specified in Section 2.13(b).

“Consolidated Subsidiary” means, with respect to any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Control” has the meaning specified in the definition of “Affiliate.”

“Debtor Relief Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means an interest rate equal to (a) in the case of Loans denominated in US Dollars (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus

(iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan or Money Market Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum and (b) in the case of Loans denominated in Canadian Dollars (i) the Canadian Prime Rate plus (ii) the Applicable Rate, if any, applicable to Canadian Prime Rate Loans plus (iii) 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans or participations in Swing Line Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, and such failure is continuing or (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, and such failure is continuing, unless the subject of a good faith dispute.

“Discount Rate” means, in respect of any Bankers’ Acceptances or Drafts to be purchased by a Tranche C Lender pursuant to Section 2.1(c):  (i) for a Tranche C Lender that is a Schedule I Bank, the average rate (calculated on an annual basis of a year of 365 days and rounded up to the nearest five decimal places, if such average is not such a multiple) for Canadian Dollar bankers’ acceptances having a comparable term that appears on the Reuters Screen CDOR Page (or such other page as is a replacement page for such bankers’ acceptances) at 10:00 A.M. (Toronto time) or, if such rate is not available at such time, the applicable discount rate in respect of such Bankers’ Acceptances or Drafts shall be the average (as determined by the Canadian Sub-Agent) of the respective actual discount rates (calculated on an annual basis of 365 days and rounded up to the nearest five decimal places, if such average is not such a multiple), quoted to the Canadian Sub-Agent by each Canadian Reference Bank as the discount rate at which such Canadian Reference Bank would purchase, as of 10:00 A.M. (Toronto time) on the date of such Drawing, its own bankers’ acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers’ Acceptances or Drafts to be acquired by such Lender as part of such Drawing; and (ii) for each other Tranche C Lender and any other Lender or Person, the average rate determined by the Canadian Sub-Agent pursuant to clause (a) plus 0.05%.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in US Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in US Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of US Dollars with such Alternative Currency.

“Draft” means, at any time, either a depository bill within the meaning of the Depository Bills and Notes Act, or a bill of exchange within the meaning of the Bills of Exchange Act (Canada), drawn by TCCI on a Lender or any other Person and bearing such distinguishing letters and numbers as the Lender or the Person may determine, but which at such time has not been completed as the payee or accepted by the Lender or the Person.

“Drawing” means the simultaneous (i) creation and purchase of Bankers’ Acceptances by the Tranche C Lenders, in accordance with Section 2.15(a), or (ii) the purchase of completed Drafts by a Tranche C Lender in accordance with Section 2.15(a).

“Drawing Fee” means, with respect to each Draft drawn by TCCI and purchased by any Person on any Drawing Date and subject to the provisions of Section 2.15, an amount equal to the product of (i) the Applicable Rate times the aggregate Face Amount of the Draft, multiplied by (ii) a fraction the numerator of which is the number of days in the term to maturity of such Draft and the denominator of which is 365 or 366, as applicable.

“Drawing Purchase Price” means, with respect to each Bankers’ Acceptance or Draft to be purchased by any Tranche C Lender at any time, the amount (adjusted to the nearest whole cent or, if there is no nearest whole cent, the next higher whole cent) obtained by dividing (i) the aggregate Face Amount of such Bankers’ Acceptance, by (ii) the sum of (A) one and (B) the product of (1) the Discount Rate applicable to such Tranche C Lender in effect at such time (expressed as a decimal) multiplied by (2) a fraction the numerator of which is the number of days in the term to maturity of such Bankers’ Acceptance or Draft and the denominator of which is 365 days.

“Eligible Assignee” has the meaning specified in Section 9.7(i).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Laws relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means any Borrower organized under the laws of the United States or any State thereof, the District of Columbia or Puerto Rico, any Subsidiary of such Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, or any such Subsidiary, are treated as a single employer under Section 414 of the Code.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Base Rate” has the meaning set forth in the definition of Eurocurrency Rate.

“Eurocurrency Rate” means for any Interest Period with respect to any Eurocurrency Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	Eurocurrency Base Rate
1.00 minus Eurocurrency Reserve Percentage

Where,

“Eurocurrency Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurocurrency Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America’s London Branch and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirements) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate.  Eurocurrency Rate Loans may be denominated in US Dollars or in an Alternative Currency.  All Committed Loans denominated in an Alternative Currency (other than Canadian Dollar Loans made under Tranche C) must be Eurocurrency Rate Loans.

“Event of Default” has the meaning set forth in Section 7.1.

“Exempt Lender” means a Tranche B Lender that is any of the following:  (i) a Corporate Lender organized under the Laws of Puerto Rico, (ii) a Corporate Lender organized under the Laws of a jurisdiction other than Puerto Rico that is engaged in the conduct of a trade or business in Puerto Rico, or (iii) a Lender organized under the Laws of a jurisdiction other than Puerto Rico that is not engaged in the conduct of a trade or business in Puerto Rico and that is not a

“related person” to TCPR for purposes of Section 1231(a)(1)(A)(i) of the Puerto Rico Code by reason of the fact that such Lender does not own, directly or indirectly in accordance with the attribution rules of Section 1231(a)(3) of the Puerto Rico Code, 50% or more of the value of the stock of TCPR.  As used in this definition, “Corporate Lender” means a Lender that is taxable as a corporation under the Puerto Rico Code.

“Existing Credit Facility” means the 364-Day Credit Agreement dated as of March 28, 2007 among TMFNL, TMCC, TFSUK, TKG, TCPR, TCCI and TLG, the lenders parties thereto, Bank of America, N.A., as administrative agent, swing line agent and swing line lender, Citibank, N.A. as syndication agent and swing line lender, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas and JPMorgan Chase Bank, N.A., as documentation agents.

“Face Amount” means, with respect to any Bankers’ Acceptance, Drafts or BA Equivalent Note, the amount payable to the holder of such Bankers’ Acceptance, Draft or BA Equivalent Note on its maturity date.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means a letter, dated as of February 25, 2008 among TMCC, the Administrative Agent and Banc of America Securities LLC.

“Foreign Lender” has the meaning set forth in Section 9.15(a)(i).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means, (i) in the case of TMCC and TCPR, generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied, (ii) in the case of TCCI, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants, consistently applied, and (iii) in the case of any other Borrower to which United States generally accepted accounting principles are not applicable, accounting principles generally accepted in the country in which such Borrower is organized, as adopted, recommended or declared by the applicable accounting board or similar entity regularly determining such matters in such country, consistently applied.

“Governmental Authority” means any nation or government, any state, provincial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body,

central bank or other entity exercising executive, legislative, taxing, regulatory or administrative powers or functions of or pertaining to government.

“ICTA” means the United Kingdom Income and Corporation Taxes Act 1988.

“Indemnified Liabilities” has the meaning set forth in Section 9.5.

“Indemnitees” has the meaning set forth in Section 9.5.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan or Money Market Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan or Money Market Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Committed Loan, any Canadian Prime Rate Loan or any Swing Line Loan, the last Business Day of each March, June, September and December, the Revolving Maturity Date applicable to the Borrower of such Loan, and, if later than the Revolving Maturity Date, the Maturity Date applicable to the Borrower of such Loan.

“Interest Period” means, (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Committed Loan Notice, (b) as to each Money Market LIBOR Loan, the period commencing on the date such Loan is disbursed and ending on the date that is such whole number of months thereafter as the applicable Borrower may elect in accordance with Section 2.3, (c) as to each Money Market Absolute Rate Loan, the period commencing on the date such Loan is disbursed and ending on the date that is such number of days thereafter as the applicable Borrower may elect in accordance with Section 2.3 and (d) as to each Swing Line Loan, the period commencing on the date such Loan is disbursed and ending on the date that is such number of days thereafter as the applicable Borrower may elect in accordance with Section 2.16; provided that:

(i)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)           no Interest Period for a Eurocurrency Rate Loan shall extend beyond the Maturity Date applicable to such Borrower, and no Interest Period for Money Market Loans shall extend beyond the Revolving Maturity Date applicable to such Borrower.

Notwithstanding the foregoing, a Borrower may select an Interest Period for a Eurocurrency Rate Loan which would end after the Revolving Maturity Date applicable to such Borrower only if it has previously delivered, or delivers concurrently with the applicable Committed Loan Notice, an election to extend the Maturity Date to the Term Maturity Date pursuant to Section 2.13(c).

“Invitation for Money Market Quotes” means an Invitation for Money Market Quotes substantially in the form of Exhibit F hereto.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all federal, state and local statutes, executive orders, treaties, rules, guidelines, regulations, ordinances, codes and administrative authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders of any Governmental Authority.

“Lender” has the meaning specified in the introductory paragraph hereto and any other Person that shall have become a party hereto pursuant to an assignment made in accordance with Section 9.7, other than any Person that ceases to be a party hereto in accordance with the terms hereof pursuant to such assignment, and, as the context requires, includes each Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the applicable Borrower and the Administrative Agent.

“LIBOR Auction” means a solicitation of Money Market Quotes setting forth Money Market Margins based on the Eurocurrency Rate pursuant to Section 2.3.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan, a Money Market Loan or a Swing Line Loan, including a Loan converted to a Term Loan pursuant to Section 2.13(c).

“Loan Documents” means this Agreement, each Note, and the Fee Letter.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1.

“Material Adverse Effect” means with respect to any Borrower, a material adverse change in the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole.

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

“Maturity Date” means, with respect to each Borrower, the Revolving Maturity Date applicable to such Borrower, or if the Loans made to such Borrower are converted to Term Loans pursuant to Section 2.13, the Term Maturity Date applicable to such Borrower.

“Money Market Absolute Rate” has the meaning set forth in Section 2.3(d)(ii).

“Money Market Absolute Rate Loan” means a loan denominated in US Dollars to be made by a Lender pursuant to an Absolute Rate Auction.

“Money Market Borrowing” means a borrowing consisting of simultaneous Money Market Loans of the same Type and, in the case of Money Market LIBOR Loans bearing interest calculated based on the Eurocurrency Rate, having the same Interest Period made by a Lender pursuant to Section 2.3.

“Money Market LIBOR Loan” means a loan denominated in US Dollars to be made by a Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 3.2).

“Money Market Loan” means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

“Money Market Margin” has the meaning set forth in Section 2.3(d)(ii).

“Money Market Quote” means an offer, substantially in the form of Exhibit G hereto, by a Lender to make a Money Market Loan in accordance with Section 2.3.

“Money Market Quote Request” means a Money Market Quote Request substantially in the form of Exhibit E hereto.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Note” or “Notes” means a promissory note or promissory notes made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit B.

“Obligations” means, with respect to any Borrower, all advances to, and debts, liabilities, obligations, covenants and duties of, such Borrower arising under any Loan Document or otherwise with respect to any Loan made to such Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against such Borrower of any proceeding under any Debtor Relief Laws naming such Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any jurisdiction other than the United States or Puerto Rico); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding, however (i) such taxes imposed as a result of an assignment or participation (other than an assignment that occurs as a result of Borrower’s request pursuant to Section 9.16) and (ii) such taxes, charges and levies payable in respect of any Money Market Loan for any reason except a Regulatory Change occurring after the date that the Money Market Quote for such Money Market Loan was delivered.

“Outstanding Amount” means (i) with respect to Committed Loans and Money Market Loans on any date, the aggregate outstanding principal amount or in the case of Bankers’ Acceptances, Drafts and BA Equivalent Notes, Face Amount thereof after giving effect to any borrowing and prepayments or repayments of Committed Loans and Money Market Loans, as the case may be, occurring on such date; and (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the Federal Funds Rate, (b) with respect to any amount denominated in Canadian Dollars, an overnight rate determined by the Administrative Agent, the Swing Line Agent or Canadian Sub-Agent, as the case may be, in accordance with banking industry rules on interbank compensation, and (c) with respect to any amount denominated in an Alternative Currency other than Canadian Dollars, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent” means, with respect to any Lender, any Person controlling such Lender.

“Participant” has the meaning set forth in Section 9.7(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under

Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” has the meaning specified in Section 6.1.

“Pro Rata Share” means (a) with respect to the commitments of each Applicable Tranche Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or Tranche D Commitment of such Applicable Tranche Lender at such time and the denominator of which is the amount of the Aggregate Tranche A Commitments, Aggregate Tranche B Commitments, Aggregate Tranche C Commitments or Aggregate Tranche D Commitments, respectively, at such time; provided that if the commitment of each Lender to make Tranche A Loans, Tranche B Loans, Tranche C Loans or Tranche D Loans, as applicable, has been terminated pursuant to Section 7.1 or if the Loans have been converted to Term Loans pursuant to Section 2.13(c), then the Pro Rata Share of each Applicable Tranche Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination or conversion and after giving effect to any subsequent assignments made pursuant to the terms hereof.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, and (b) with respect to the aggregate Commitments of all Lenders at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of such Lender’s Commitment Cap and the denominator of which is the aggregate amount of all the Lenders’ Commitment Caps at such time.

“Public Lender” has the meaning specified in Section 6.1.

“Puerto Rico” means the Commonwealth of Puerto Rico.

“Puerto Rico Code” means the Puerto Rico Internal Revenue Code of 1994, as amended and any successor statute.

“Register” has the meaning set forth in Section 9.7(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time.

“Regulatory Change” shall mean, with respect to any Lender, the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith.

“Request for Loans” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Money Market Borrowing, a Notice of Money Market Borrowing (as defined in Section 2.3(f)) and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, (a) with respect to matters related solely to the Tranche A Borrowers, to TCPR, to TCCI or to TLG, respectively, as of any date of determination,

Applicable Tranche Lenders having more than 50% of the Aggregate Commitments to such Borrower (or, in the case of the Tranche A Borrowers, all of the Tranche A Borrowers) or, if the commitment of each Lender to make Tranche A Loans, Tranche B Loans, Tranche C Loans or Tranche D Loans, as applicable, has been terminated pursuant to Section 7.1 or if the Loans have been converted to Term Loans pursuant to Section 2.13(c), Applicable Tranche Lenders holding in the aggregate more than 50% of the Total Outstandings applicable to Tranche A Borrowers, to TCPR, to TCCI or to TLG, respectively (with the aggregate amount of each Lender’s risk participation and funded participation in Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings applicable to a Borrower held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (b) in all other cases, Lenders having more than 50% of the aggregate amount of all the Lenders’ Commitment Caps at such time or, to the extent the Commitments have been terminated or the Loans have been converted to Term Loans, more than 50% of the Total Outstandings of all Loans, provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer or any other officer or representative of (i) the applicable Borrower, authorized by the board of directors (or equivalent governing body) of the applicable Borrower or (ii) to the extent a Borrower’s Representative is permitted pursuant to this Agreement to act on behalf of a Borrower, the applicable Borrowers’ Representative, authorized by the board of directors (or equivalent governing body) of the applicable Borrowers’ Representative in respect of the applicable Borrower, in each case as set forth in a written notice from such Borrower or such Borrowers’ Representative on behalf of such Borrower to the Administrative Agent.  The Administrative Agent may conclusively rely on each such notice unless and until a subsequent writing shall be delivered by a Borrower or Borrowers’ Representative on behalf of a Borrower to the Administrative Agent that identifies the prior writing that is to be superseded and stating that it is to be so superseded.  Any document delivered hereunder that is signed by a Responsible Officer of a Borrower or a Responsible Officer of a Borrowers’ Representative on behalf of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate action on the part of such Borrower or such Borrowers’ Representative on behalf of such Borrower.

“Revaluation Date” means each of the following:  (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall request.

“Revolving Maturity Date” means, with respect to any Borrower, the later of (a) March 25, 2009, and (b) if maturity is extended upon the request of such Borrower pursuant to Section 2.13(b), such extended revolving maturity date as determined pursuant to such Section; provided, however, that the Revolving Maturity Date of any Lender that is a non-Consenting Lender to any requested extension pursuant to Section 2.13(b) shall be the Revolving Maturity Date in effect immediately prior to the applicable Revolving Extension Effective Date (as such term is defined in Section 2.13(b)) for all purposes of this Agreement.

“Same Day Funds” means (a) with respect to disbursements and payments in US Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Schedule I Banks” shall mean, at any time, the Lenders that are listed in Schedule I to the Bank Act (Canada) at such time.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Significant Subsidiary” means any Subsidiary which would meet the definition of “Significant Subsidiary” contained in Regulation S-X (or similar successor provision) of the Securities and Exchange Commission.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Sub-Agents” means the Canadian Sub-Agent and the Swing Line Agent.

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of a Borrower.

“Swing Line Agent” means Bank of America, acting through its London Branch.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.16.

“Swing Line Commitment” means, as to each Swing Line Lender, its obligation to make Swing Line Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 as its “Swing Line Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Swing Line Lenders” means each of the Lenders that has a Swing Line Commitment on Schedule 2.1 hereto, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.16(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.16(b), which, if in writing, shall be substantially in the form of Exhibit A-2.

“Swing Line Rate” means, (a) in respect of Swing Line Loans made in US Dollars or any Alternate Currency other than Canadian Dollars, for any Interest Period, the sum of (i) the rate per annum determined by the Swing Line Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in the relevant currency for delivery on the first day of such Swing Line Loan in Same Day Funds in the approximate amount of the Swing Line Loan being made by the Swing Line Agent (or its affiliate) and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 A.M. (London time) on the first day of such Swing Line Loan (ii) the Applicable Rate and (iii) the applicable Mandatory Cost and (b) in the case of Swing Line Loans made in Canadian Dollars, the Canadian Prime Rate

“Swing Line Sublimit” means an amount equal to the least of (a) US$1,000,000,000, (b) the aggregate Swing Line Commitments of the Swing Line Lenders and (c) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means, with respect to any payment by a Borrower under this Agreement or any other Loan Document, any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (other than Other Taxes), excluding, (i) in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise and similar taxes (including branch profits taxes and backup withholding of such taxes) imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or where the Administrative Agent’s Office or a Lender’s Lending Office is located and (ii) any (1) United States, The Netherlands or Puerto Rico withholding tax imposed on payments by the Tranche A Borrowers or TCPR, respectively, under this Agreement or any other Loan Document or (2) Canadian withholding tax imposed on payments by TCCI, under this Agreement or any other Loan Document to a Tranche C Lender that is subject to such withholding tax (x) with respect to payments on a Money Market Loan, on the date that such Lender delivers a Money Market Quote for such Money Market Loan (or designates a new Lending Office) and (y) with respect to all other payments, on the date such Lender becomes a party to this Agreement (or designates a new Lending Office).

“Term Loans” of a Borrower means each Loan made to such Borrower that is outstanding on the date that such Borrower elects to convert such Loans to term Loans in accordance with Section 2.13(c).

“Term Maturity Date” applicable to a Borrower means the date selected by such Borrower that is no later than one year from the Revolving Maturity Date applicable to such Borrower upon conversion of the Loans made to such Borrower to Term Loans in accordance with Section 2.13(c).

“TMC Consolidated Subsidiary” means, at any date, a Subsidiary or other entity the accounts of which would be consolidated with those of Toyota Motor Corporation in its consolidated financial statements if such statements were prepared as of such date.

“Total Outstandings” means (i) the aggregate Outstanding Amount of all Loans, (ii) when used in relation to the Tranche A Borrowers, the Outstanding Amount of all Loans made to the Tranche A Borrowers, (iii) when used in relation to TCPR, the Outstanding Amount of all Loans made to TCPR, (iv) when used in relation to TCCI, the Outstanding Amount of all Loans made to TCCI and (v) when used in relation to TLG, the Outstanding Amount of all Loans made to TLG.

“Tranche A Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Maturity Date applicable to the Tranche A Borrowers, (b) the date of termination of the Aggregate Tranche A Commitments pursuant to Section 2.5, and (c) the date of termination of the commitment of each Tranche A Lender to make Loans pursuant to Section 7.1.

“Tranche A Borrowers” means TMFNL, TMCC, TFSUK and TKG.

“Tranche A Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Tranche A Borrowers pursuant to Section 2.1(a) and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 as its “Tranche A Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche A Facility” means the aggregate of the Tranche A Commitments.

“Tranche A Lender” means each Lender that has a Tranche A Commitment on Schedule 2.1 or any Lender to which a portion of the Tranche A Commitment hereunder has been assigned pursuant to an Assignment and Assumption.

“Tranche A Loan” means an extension of credit by a Lender to a Tranche A Borrower under Article II in the form of a Committed Loan or a Money Market Loan, including a Loan converted to a term Loan pursuant to Section 2.13(c).  Tranche A Loans shall be denominated in US Dollars or any Alternative Currency.

“Tranche B Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Maturity Date applicable to TCPR, (b) the date of termination of the Aggregate Tranche B Commitments pursuant to Section 2.5, and (c) the date of termination of the commitment of each Tranche B Lender to make Loans pursuant to Section 7.1.

“Tranche B Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to TCPR pursuant to Section 2.1(b) and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 as its “Tranche B Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche B Facility” means the aggregate of the Tranche B Commitments.

“Tranche B Lender” means each Lender that has a Tranche B Commitment on Schedule 2.1 or any Lender to which a portion of the Tranche B Commitment hereunder has been assigned pursuant to an Assignment and Assumption.

“Tranche B Loan” means an extension of credit by a Lender to TCPR under Article II in the form of a Committed Loan or a Money Market Loan, including a Loan converted to a term Loan pursuant to Section 2.13(c).  Tranche B Loans shall be denominated in US Dollars or any Alternative Currency.

“Tranche C Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Maturity Date applicable to TCCI, (b) the date of termination of the Aggregate Tranche C Commitments pursuant to Section 2.5, and (c) the date of termination of the commitment of each Tranche C Lender to make Loans pursuant to Section 7.1.

“Tranche C Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to TCCI pursuant to Section 2.1(c) and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 as its “Tranche C Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche C Facility” means the aggregate of the Tranche C Commitments.

“Tranche C Lender” means each Lender that has a Tranche C Commitment on Schedule 2.1 or any Lender to which a portion of the Tranche C Commitment hereunder has been assigned pursuant to an Assignment and Assumption.

“Tranche C Loan” means an extension of credit by a Lender to TCCI under Article II and shall, unless the context otherwise requires, be deemed to include Drafts accepted or purchased by any such Lender, and BA Equivalent Notes issued to such Lender in exchange for Drafts, including a Loan converted to a term Loan pursuant to Section 2.13(c).  Tranche C Loans may be denominated in Canadian Dollars (as Canadian Prime Rate Loans, Bankers’ Acceptances, Drafts or BA Equivalent Notes), US Dollars (as Base Rate Loans or Eurocurrency Rate Loans) or any Alternative Currency (as Eurocurrency Rate Loans).

“Tranche D Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Maturity Date applicable to TLG, (b) the date of termination of the Aggregate Tranche D Commitments pursuant to Section 2.5, and (c) the date of termination of the commitment of each Tranche D Lender to make Loans pursuant to Section 7.1.

“Tranche D Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to TLG pursuant to Section 2.1(d) and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 as its “Tranche D Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche D Facility” means the aggregate of the Tranche D Commitments.

“Tranche D Lender” means each Lender that has a Tranche D Commitment on Schedule 2.1 or any Lender to which a portion of the Tranche D Commitment hereunder has been assigned pursuant to an Assignment and Assumption.

“Tranche D Loan” means an extension of credit by a Lender to TLG under Article II in the form of a Committed Loan or a Money Market Loan, including a Loan converted to a term Loan pursuant to Section 2.13(c).  Tranche D Loans shall be denominated in US Dollars or any Alternative Currency.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Canadian Prime Rate Loan, a Eurocurrency Rate Loan, a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

“UK ITA” means the United Kingdom Income Tax Act 2007.

“UK Qualifying Lender” means a Lender which is (a) beneficially entitled to interest payable to that Lender in respect of a Loan to TFSUK and is (i) a Lender: (1) which is a bank (as defined for the purpose of section 879 UK ITA) making an advance to TFSUK under this Agreement; or (2) in respect of an advance made under this Agreement to TFSUK by a person that was a bank (as defined for the purpose of section 879 UK ITA) at the time the advance was made, and which, with respect to (1) and (2) above, is within the charge to United Kingdom corporation tax as regards any payment of interest made in respect of that advance; or (ii) a Lender which is: (1) a company resident in the United Kingdom for United Kingdom tax purposes, (2) a company not so resident in the United Kingdom which carries on a trade in the

United Kingdom through a permanent establishment and the payment falls to be brought into account in computing its chargeable profits (within the meaning given by section 11(2) ICTA); or (iii) a UK Treaty Lender or (b) a US LLC Lender.

“UK Treaty Lender” means a Lender which:

(i)           is treated as a resident of a jurisdiction having a double taxation agreement with theUnited Kingdom which makes provision for full exemption from Tax imposed by the United
      Kingdom on interest; and

(ii)          does not carry on business in the United Kingdom through a permanent establishmentwith which that Lender’s participation in respect of a Loan to TFSUK is effectively connected; and

(iii)
if a US Lender, is fully entitled to the benefits of the UK/US Treaty (or if not so entitled, would have been so entitled but for its failure to be so fully entitled being attributable to (x) the status of or any action or omission of TFSUK or any affiliate thereof or to any relationship between the Lender and TFSUK or any affiliate thereof or (y) any steps taken or to be taken pursuant to Section 9.16), provided that “UK Treaty Lender” shall mean any Lender in respect of a Loan to TFSUK, if such Lender becomes a Lender when an Event of Default has occurred and is continuing.

“UK/US Treaty” means the convention between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the United States of America for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and on capital gains which is, on the date the relevant payment of interest on a Loan falls due, in force.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” and “U.S.” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unused Tranche A Commitment” means, with respect to any Tranche A Lender at any time (a) such Lender’s Tranche A Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Tranche A Loans made by such Lender and outstanding at such time plus (ii) such Lender’s Pro Rata Share of the aggregate principal amount of all Money Market Loans made to the Tranche A Borrowers pursuant to Section 2.3 and outstanding at such time plus (iii) such Lender’s Pro Rata Share of the aggregate principal amount of all Swing Line Loans made to the Tranche A Borrowers pursuant to Section 2.16 and outstanding at such time plus (iv) in the case of a Tranche A Lender that is (or has an Affiliate that is) a Tranche B Lender, such Tranche B Lender’s Pro Rata Share of the Total Outstandings applicable to TCPR plus (v) in the case of a Tranche A Lender that is (or has an Affiliate that is) a Tranche C Lender, such Tranche C Lender’s Pro Rata Share of the Total Outstandings applicable to TCCI plus (vi) in the case of a Tranche A Lender that is (or has an Affiliate that is) a Tranche D Lender, such Tranche D Lender’s Pro Rata Share of the Total Outstandings applicable to TLG.

“US Dollar” and “US$” mean lawful money of the United States.

“US Lender” means a Lender which is treated as resident (for the purposes of the UK/US Treaty) in the United States of America.

“US LLC Lender” means a Lender in respect of a Loan to TFSUK which is a US limited liability company that is fiscally transparent under the laws of the United States and where each ultimate recipient of the interest payable to that Lender would be a UK Treaty Lender were that ultimate recipient a Lender in respect of that Loan.

           Section  1.2 Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           (i)           The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)           Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)           The term “including” is by way of example and not limitation.

(iv)           The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section  1.3 Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements.

           Section  1.4 References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

           Section  1.5 Exchange Rates; Currency Equivalents.  (a)  The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Loan and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than US Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b)           Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Committed Borrowing or Eurocurrency Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such US Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

           Section  1.6 Additional Alternative Currencies.  (a)  The Borrowers may from time to time request that Eurocurrency Rate Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than US Dollars) that is readily available and freely transferable and convertible into US Dollars.  In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Applicable Tranche Lenders.

(b)           Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 10 Business Days prior to the date of the desired Committed Loan (or such other time or date as may be agreed by the Administrative Agent in its sole discretion).  In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Applicable Tranche Lender thereof.  Each such Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) shall notify the Administrative Agent, not later than 11:00 a.m., seven Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans in such requested currency.

(c)           Any failure by an Applicable Tranche Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Eurocurrency Rate Loans to be made in such requested currency for the applicable tranche.  If the Administrative Agent and all the Applicable Tranche Lenders consent to making Eurocurrency Rate Loans in such requested currency under the applicable tranche, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans under such tranche.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.6, the Administrative Agent shall promptly so notify the Borrowers.

           Section 1.7  Change of Currency.  (a)  Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b)           Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)           Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.8  Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

ARTICLE II

THE CREDITS

           Section 2.1 Committed Loans.  (a)  Subject to the terms and conditions set forth herein, each Tranche A Lender severally agrees to make loans in US Dollars or in one or more Alternative Currencies (each such loan, a “Committed Tranche A Loan”) to the Tranche A Borrowers from time to time, on any Business Day during the Tranche A Availability Period, in an amount not to exceed the amount of such Lender’s Unused Tranche A Commitment at such time.  Within the limits of each Lender’s Unused Tranche A Commitment, and subject to the other terms and conditions hereof, the Tranche A Borrowers may borrow under this Section 2.1(a), prepay under Section 2.4, and, unless converted to a Term Loan pursuant to Section 2.13(c), reborrow under this Section 2.1(a).  Committed Tranche A Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)           Subject to the terms and conditions set forth herein, each Tranche B Lender severally agrees to make loans in US Dollars or in one or more Alternative Currencies (each such loan, a “Committed Tranche B Loan”) to TCPR from time to time, on any Business Day during the Tranche B Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Tranche B Commitment; provided, however, that after giving effect to any Committed Borrowing made by the Tranche B Lenders, (i) the Total Outstandings applicable to TCPR shall not exceed the Aggregate Tranche B Commitments, and (ii) the aggregate Outstanding Amount of the Committed Tranche B Loans of any Tranche B Lender plus such Lender’s ratable share of the Outstanding Amount of all Money Market Loans made to TCPR plus such Lender’s ratable share of the Outstanding Amount of all Swing Line Loans made to TCPR shall not exceed such Lender’s Tranche B Commitment.  Within the limits of each Lender’s Tranche B Commitment, and subject to the other terms and conditions hereof, TCPR may borrow under this Section 2.1(b), prepay under Section 2.4, and, unless converted to a Term Loan pursuant to Section 2.13(c), reborrow under this Section 2.1(b).  Committed Tranche B Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(c)           Subject to the terms and conditions set forth herein, each Tranche C Lender severally agrees to make loans to TCCI in US Dollars or in one or more Alternative Currencies, and (i) in the case of a Tranche C Lender willing and able to accept Drafts, to create acceptances (“Bankers’ Acceptances”) by accepting Drafts and to purchase such Bankers’ Acceptances in accordance with Section 2.15(a) and (ii) in the case of a Tranche C Lender which is unwilling or unable to accept Drafts, to purchase completed Drafts, which will not be accepted by the Tranche C Lender or any other Tranche C Lender in accordance with Section 2.15(a) from time to time, on any Business Day during the Tranche C Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Tranche C Commitment; provided, however, that after giving effect to any Committed Borrowing made by the Tranche C Lenders, (i) the Total Outstandings applicable to TCCI shall not exceed the Aggregate Tranche C Commitments, and (ii) the aggregate Outstanding Amount of the Committed Tranche C Loans of any Tranche C Lender plus such Lender’s ratable share of the Outstanding Amount of all Swing Line Loans made to TCCI shall not exceed such Lender’s Tranche C Commitment.  Within the limits of each Lender’s Tranche C Commitment, and subject to the other terms and conditions hereof, TCCI may borrow under this Section 2.1(c), prepay under Section 2.4, and, unless converted to a Term Loan pursuant to Section 2.13(c), reborrow under this Section 2.1(c).  Committed Tranche C Loans may be Base Rate Loans, Eurocurrency Rate Loans, Canadian Prime Rate Loans, Bankers’ Acceptances or BA Equivalent Notes, as further provided herein.

(d)           Subject to the terms and conditions set forth herein, each Tranche D Lender severally agrees to make loans in US Dollars or in one or more Alternative Currencies (each such loan, a “Committed Tranche D Loan”) to TLG from time to time, on any Business Day during the Tranche D Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Tranche D Commitment; provided, however, that after giving effect to any Committed Borrowing made by the Tranche D Lenders, (i) the Total Outstandings applicable to TLG shall not exceed the Aggregate Tranche D Commitments, and (ii) the aggregate Outstanding Amount of the Committed Tranche D Loans of any Tranche D Lender plus such Lender’s ratable share of the Outstanding Amount of all Money Market Loans made to TLG plus such Lender’s ratable share of the Outstanding Amount of all Swing Line Loans made to TLG shall not exceed such Lender’s Tranche D Commitment.  Within the limits of each Lender’s Tranche D Commitment, and subject to the other terms and conditions hereof, TLG may borrow under this Section 2.1(d), prepay under Section 2.4, and, unless converted to a Term Loan pursuant to Section 2.13(c), reborrow under this Section 2.1(d).  Committed Tranche D Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(e)           After giving effect to Committed Loans made pursuant to this Section 2.1, the aggregate Outstanding Amount of all Loans (other than Money Market Loans) made by such Lender or its Affiliates shall not exceed such Lender’s Commitment Cap.

Section 2.2 Borrowings, Conversions and Continuations of Committed Loans.

(a)           Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent (or Canadian Sub-Agent, in the case of Tranche C), which may be given by telephone.  Each such notice must be received by the Administrative Agent or the Canadian Sub-Agent, as applicable, not later than 10:00 a.m. (Pacific time),  (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in US Dollars or of any conversion of Eurocurrency Rate Loans denominated in US Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, (iii) on the requested date of any Borrowing of or conversion of Eurocurrency Rate Loans to Base Rate Committed Loans, (iv) on the requested date of any Borrowing of Canadian Prime Rate Loans and (v) as set forth in Section 2.15(a) for Bankers’ Acceptances or BA Equivalent Notes.  Each telephonic notice by a Borrower pursuant to this Section 2.2(a) must be confirmed promptly by delivery to the Administrative Agent or Canadian Sub-Agent, as applicable, of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer or any other Person designated in writing by a Responsible Officer of such Borrower to the Administrative Agent or Canadian Sub-Agent, as applicable.  Except as otherwise provided in Section 2.15(a), each Borrowing of, conversion to or continuation of Loans shall be (x) for Loans other than Tranche C Loans denominated in Canadian Dollars, in a principal amount of US$50,000,000 or a whole multiple of US$5,000,000 in excess thereof (or the Dollar Equivalent thereof); provided that, in the case of TMFNL, such amount shall not be less than the Dollar Equivalent of EUR 50,000 or (y) for Tranche C Loans denominated in Canadian Dollars, in a principal amount of CDN$5,000,000 or integral multiples of CDN$1,000,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Committed Loans to be borrowed.  If any Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in US Dollars.  If any Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, (x) in the case of Loans denominated in Canadian Dollars, Canadian Prime Rate Loans or (y) in the case of Loans denominated in a currency other than Canadian Dollars, Base Rate Loans in an amount being the Dollar Equivalent of such Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency other than Canadian Dollars, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.  If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b)           Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each appropriate Lender of the contents thereof and the amount (and currency) of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than US Dollars, in each case as described in the preceding subsection.  In the case of a Committed Borrowing, each appropriate Tranche A Lender, Tranche B Lender and Tranche D Lender shall make the amount of its Committed Loan available to the Administrative Agent, and each appropriate Tranche C Lender shall make the amount of its Committed Loan available to the Canadian Sub-Agent, in Same Day Funds at the Administrative Agent’s Office for the applicable currency or the office of the Canadian Sub-Agent located in Toronto, Canada, as the case may be, not later than 1:00 p.m. on the Business Day specified, in the case of any Committed Loan denominated in US Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.2, the Administrative Agent or the Canadian Sub-Agent, as the case may be, shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent or the Canadian Sub-Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent or the Canadian Sub-Agent by such Borrower.

(c)           Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of an Event of Default, no Loans may be requested as, converted to or continued as

Eurocurrency Rate Loans (whether in US Dollars or any Alternative Currency) without the consent of the applicable Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into US Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)           The Administrative Agent shall promptly notify the applicable Borrower and the appropriate Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the appropriate Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.  At any time that Canadian Prime Rate Loans are outstanding, the Canadian Sub-Agent shall notify TCCI and the Tranche C Lenders of any change in the Canadian Prime Rate promptly following the public announcement of a change in a Canadian Reference Bank’s “prime rate” by any Canadian Reference Bank.

(e)           After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect with respect to Committed Loans.

Section 2.3 Money Market Loans.

(a)           In addition to Committed Loans pursuant to Section 2.1, the Tranche A Borrowers, TCPR or TLG may, as set forth in this Section, request the appropriate Lenders during the Tranche A Availability Period, the Tranche B Availability Period or the Tranche D Availability Period, as applicable, to make offers to make Money Market Loans in US Dollars to such Borrower; provided, however, that after giving effect to any Money Market Borrowing (i) the Total Outstandings applicable to the Tranche A Borrowers shall not exceed the Aggregate Tranche A Commitments, (ii) the Total Outstandings applicable to TCPR shall not exceed the Aggregate Tranche B Commitments and (iii) the Total Outstandings applicable to TLG shall not exceed the Aggregate Tranche D Commitments.  The Lenders may, but shall have no obligation to, make such offers and the applicable Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

(b)           When any Tranche A Borrower, TCPR or TLG wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by facsimile transmission a Money Market Quote Request, appropriately completed and signed by a Responsible Officer or any other Person designated in writing by a Responsible Officer of such Borrower to the Administrative Agent, so as to be received no later than 9:00 a.m. on (x) the fourth Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as such Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or

Absolute Rate Auction for which such change is to be effective) specifying: (i) the proposed date of Borrowing, which shall be a Business Day, (ii) the aggregate amount of such Borrowing, which shall be US$50,000,000 or a larger multiple of US$5,000,000 (provided that, in the case of TMFNL, the aggregate amount of such Borrowing shall not be less than the Dollar Equivalent of EUR 50,000), (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.  The applicable Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request.  No Money Market Quote Request shall be given within five Business Days (or such other number of days as such Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

(c)           Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the appropriate Lenders by facsimile transmission an Invitation for Money Market Quotes, which shall constitute an invitation by the applicable Tranche A Borrower, TCPR or TLG, as applicable, to each Lender to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

(d)           (i)           Each Tranche A Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes made by a Tranche A Borrower, each Tranche B Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes made by TCPR and each Tranche D Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes made by TLG.  Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent’s Office not later than (x) 1:00 p.m. on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:00 a.m. on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as such Tranche A Borrower, TCPR or TLG, as applicable, and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies such Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the deadline for the other Lenders.  Subject to Articles IV and VII, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of such Tranche A Borrower, TCPR or TLG, as applicable.

(ii)           Each Money Market Quote shall specify (A) the proposed date of Borrowing; (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be US$5,000,000 or a larger multiple of

US$l,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted; (C) in the case of a LIBOR Auction, the margin above or below the applicable Eurocurrency Rate (the “Money Market Margin”) offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate; (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the “Money Market Absolute Rate”) offered for each such Money Market Loan; and (E) the identity of the quoting Lender.  A Money Market Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

(iii)           Any Money Market Quote shall be disregarded if it (A) is not substantially in conformity with the definition thereof or does not specify all of the information required by subsection (d)(ii); (B) contains qualifying, conditional or similar language; (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or (D) arrives after the time set forth in subsection (d)(i).

(e)           The Administrative Agent shall promptly notify the applicable Tranche A Borrower, TCPR or TLG, as applicable, of the terms (i) of any Money Market Quote submitted by a Lender that is in accordance with subsection (d) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request.  Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote.  The Administrative Agent’s notice to the applicable Borrower shall specify (i) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (ii) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (iii) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

(f)           Not later than 9:00 a.m. on the third Business Day prior to the proposed date of Borrowing of Money Market LIBOR Loans or 10:00 a.m. on the Business Day of the proposed date of Borrowing of Money Market Absolute Rate Loans (or such other time or date as the applicable Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the applicable Tranche A Borrower, TCPR or TLG, as applicable, shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e).  In the case of acceptance, such notice (a “Notice of Money Market Borrowing”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted.  The applicable Borrower may accept any Money Market Quote in whole or in part; provided that (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request; (ii) the principal amount of each Money Market Borrowing must be US$50,000,000 or a larger multiple of US$5,000,000

(provided that, in the case of TMFNL, the aggregate amount of such Borrowing shall not be less than the Dollar Equivalent of EUR 50,000); and (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be.

(g)           If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in multiples of US$1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.  Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

Section 2.4 Prepayments.

(a)           The Tranche A Borrowers, TCPR and TLG may, upon notice to the Administrative Agent, and TCCI may, upon notice to the Canadian Sub-Agent, at any time or from time to time voluntarily prepay Committed Loans (other than Bankers’ Acceptances, Drafts and BA Equivalent Notes) or Money Market Loans made to it bearing interest at the Base Rate in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent or the Canadian Sub-Agent, as applicable, not later than 10:00 a.m. (Pacific time), (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in US Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate or the Canadian Prime Rate Committed Loans or Money Market Loans bearing interest at the Base Rate pursuant to Section 3.2; (ii) any prepayment of Loans other than Tranche C Loans denominated in Canadian Dollars shall be in a principal amount of US$50,000,000 or a whole multiple of US$1,000,000 in excess thereof; and (iii) any prepayment of Tranche C Loans denominated in Canadian Dollars shall be in a principal amount of CDN$5,000,000 or a whole multiple of CDN$500,000 in excess thereof.  Except as provided in the preceding sentence, a Borrower may not prepay all or any portion of the principal amount of any Money Market Loan made to it prior to the last day of the Interest Period therefor.  Each such notice shall specify the date and amount of such prepayment, whether the Loans to be prepaid are Committed Loans or Money Market Loans, and the Type(s) of Loans to be prepaid.  The Administrative Agent or the Canadian Sub-Agent, as the case may be, will promptly notify each appropriate Lender of its receipt of each such notice and the contents thereof with respect to Committed Loans, and of the amount of such Lender’s Pro Rata Share of such prepayment of such Committed Loans.  The Administrative Agent will promptly notify each Lender that has made a Money Market Loan that is to be prepaid of the receipt by the Administrative Agent of each notice and the contents thereof with respect to such Money Market Loan and the contents thereof and of the amount of such prepayment of such Money Market Loan.  If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.5.  Each such prepayment of Committed

Loans shall be applied to the Committed Loans of the appropriate Lenders in accordance with their respective Pro Rata Shares.  Each such prepayment of Money Market Loans shall be applied ratably to the Money Market Loans of the Lenders that made such Loans.

(b)           (i)  If for any reason the Total Outstandings applicable to the Tranche A Borrowers, TCPR or TLG at any time exceed the Aggregate Tranche A Commitments, the Aggregate Tranche B Commitments or the Aggregate Tranche D Commitments, respectively, then in effect, then the Tranche A Borrowers, TCPR or TLG, respectively, shall immediately prepay Loans in an aggregate amount equal to such excess  (ii)  If for any reason the Total Outstandings applicable to TCCI at any time exceed the Aggregate Tranche C Commitments then in effect, TCCI shall (x) immediately prepay Loans in an aggregate amount equal to such excess and (y) to the extent necessary after TCCI has made all prepayments required pursuant to clause (x), cash collateralize the outstanding Bankers’ Acceptances, Drafts and BA Equivalent Notes in accordance with Section 2.15(n) in any aggregate amount sufficient to eliminate such excess.

(c)           Any Borrower may, upon notice to the Swing Line Agent (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans made to it in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Agent and the Administrative Agent not later than 10:00 a.m. (London, England time) in the case of any Swing Line Loans funded in Europe or 10:00 a.m. (Pacific time) in the case of any Swing Line Loans funded in North America on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of US$1,000,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the applicable Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(d)           If the Administrative Agent notifies the Borrowers that the aggregate of a Lender’s Tranche A Loans, Tranche B Loans, Tranche C Loans and Tranche D Loans plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans exceeds such Lender’s Commitment Cap, then within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce the aggregate of such Lender’s Tranche A Loans, Tranche B Loans, Tranche C Loans and Tranche D Loans plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans to an amount not to exceed 100% of such Lender’s Commitment Cap then in effect.

Section 2.5 Termination or Reduction of Commitments.  The Tranche A Borrowers, TCPR or TLG may, upon notice to the Administrative Agent, terminate or from time to time permanently reduce the Aggregate Tranche A Commitments, the Aggregate Tranche B Commitments or the Aggregate Tranche D Commitments, respectively; TCCI may, upon notice to the Canadian Sub-Agent and the Administrative Agent, terminate the Aggregate Tranche C Commitments, or from time to time permanently reduce the Aggregate Tranche C Commitments; provided that (i) any such notice shall be received by the Administrative Agent or the Canadian Sub-Agent, as applicable, not later than 10:00 a.m. (Pacific time), three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of US$25,000,000 or any whole multiple of US$5,000,000 in excess thereof, (iii) such Borrower shall not terminate or reduce such Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings applicable to such Borrower would exceed the Aggregate Commitments applicable to such Borrower, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Commitments shall be applied to the applicable Commitment of each appropriate Lender according to its Pro Rata Share.  All facility fees accrued for the account of the applicable Borrower until the effective date of any termination of the applicable Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.6 Repayment of Loans.

(a)           Each Borrower shall repay to the Administrative Agent for the account of the Lenders on the Maturity Date applicable to such Borrower the aggregate principal amount of Loans made to it and outstanding on such date.

(b)           Each Borrower shall repay each Money Market Loan made to it on the earlier to occur of (i) the last day of the Interest Period therefor and (ii) the Revolving Maturity Date applicable to such Borrower.

(c)           Each Borrower shall repay each Swing Line Loan made to it on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Revolving Maturity Date applicable to such Borrower.

Section 2.7 Interest.

(a)           Subject to the provisions of subsection (b) below, (i) subject to Section 3.2, each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State, the Mandatory Cost; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Swing Line Rate; (v) subject to Section 3.2, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof for the Interest Period applicable thereto at a rate per annum equal to the sum of the Eurocurrency Rate for such Interest Period plus or minus the Money Market Margin quoted by the Lender making such Loan; and (vi) each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof for the Interest Period applicable thereto at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan.

(b)           If any amount payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Furthermore, upon the request of the applicable Required Lenders, while any Event of Default exists with respect to any Borrower, such Borrower shall pay interest on the principal amount of all outstanding Obligations of such Borrower hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

           Section 2.8 Fees.

(a)           Facility Fee.  TMCC, for the account of the Borrowers, shall pay or cause to be paid to the Administrative Agent for the account of each Applicable Tranche Lender in accordance with its Pro Rata Share, a facility fee in US Dollars equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments of such Applicable Tranche Lenders, regardless of usage (or, if the Aggregate Commitments of such Applicable Tranche Lenders have terminated, on the Outstanding Amount of all Loans and Swing Line Loans of such Applicable Tranche Lender made to the applicable Borrower(s)), which fee shall accrue at all times during the Tranche A Availability Period, the Tranche B Availability Period, the Tranche C Availability Period or the Tranche D Availability Period, as applicable (and thereafter so long as any Loans or Swing Line Loans of such Applicable Tranche Lenders made to any Applicable Borrower remain outstanding, other than Loans converted to Term Loans pursuant to Section 2.13(c)), including at any time during which one or more of the conditions in Article IV is not met, but shall terminate upon termination of the applicable availability period or upon conversion of the applicable Loans to Term Loans pursuant to Section 2.13(c).  Facility fees shall be calculated quarterly in arrears, and are due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand).  Notwithstanding the above, the facility fees payable to each Lender shall be calculated with respect to such Lender’s Commitment Cap, such that in no event shall the aggregate amount of the facility fees paid to any Lender pursuant to this Section 2.8(a) exceed the facility fees that would have been payable to such Lender if the aggregate amount of such Lender’s Commitments were equal to the amount of its Commitment Cap.

(b)           Other Fees. The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

           Section 2.9 Computation of Interest and Fees.  All computations (a) of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” and (b) of interest for Canadian Prime Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All computations of Drawing Fees shall be made on the basis of a year of 365 or 366 days, as applicable, and the term to maturity of the applicable Draft.  All computations of a Drawing Purchase Price shall be made on the basis of a year of 365 days, and the term to maturity of the applicable Draft.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

Section 2.10 Evidence of Debt.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to each Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower under the Loan Documents to pay any amount owing with respect to the Obligations of such Borrower.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

           Section 2.11 Payments Generally.

(a)           All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s (or in the case of Tranche C Lenders, the Canadian Sub-Agent’s) Office in US Dollars and in Same Day Funds not later than 2:00 p.m. (or in the case of the Tranche C Lenders, not later than 12:00 p.m.) on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent (or in the case of TCCI, the Canadian Sub-Agent), for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office or Canadian Sub-Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein.  Except as otherwise expressly provided herein, all payments by (i) the Tranche A Borrowers, TCPR and TLG shall be made to the Administrative Agent and (ii) TCCI shall be made to the Canadian Sub-Agent, for the account of the respective Lenders to which such payment is owed.  Without limiting the generality of the foregoing, the Administrative Agent may require that (x) any payment by any Borrower due under this Agreement, other than any payment to be made in respect of the Tranche C Facility, be made in the United States and (y) any payments to be made by TCCI in respect of the Tranche C Facility be made in Canada.  If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in US Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent or the Canadian Sub-Agent, as the case may be, will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent or the Canadian Sub-Agent (i) after 2:00 p.m., in the case of payments in US Dollars, or (ii) after the Applicable Time specified by the Administrative Agent or the Canadian Sub-Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)           If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.  Whenever any payment hereunder in respect of Bankers’ Acceptances, Drafts or BA Equivalent Notes shall be stated to be due on a day other than a Canadian Business Day such payment shall be made on the next succeeding Canadian Business Day.

(c)           Unless a Borrower or any Lender has notified the Administrative Agent or the Canadian Sub-Agent, as the case may be, prior to the time any payment is required to be made by it to the Administrative Agent or the Canadian Sub-Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent or the Canadian Sub-Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent or the Canadian Sub-Agent in Same Day Funds, then:

(i)           if a Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent or the Canadian Sub-Agent, as the case may be, the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent or the Canadian Sub-Agent to such Lender to the date such amount is repaid to the Administrative Agent or Canadian Sub-Agent in Same Day Funds at the Overnight Rate from time to time in effect; and

(ii)           if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent or the Canadian Sub-Agent, as the case may be, the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent or the Canadian Sub-Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent or the Canadian Sub-Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate from time to time in effect.  If such Lender pays such amount to the Administrative Agent or the Canadian Sub-Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s or the Canadian Sub-Agent’s demand therefor, the Administrative Agent or the Canadian Sub-Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to the Administrative Agent or the Canadian Sub-Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent, the Canadian Sub-Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent or the Canadian Sub-Agent, as the case may be, to any Lender or any Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)           If any Lender makes available to the Administrative Agent or the Canadian Sub-Agent, as the case may be, funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent or the Canadian Sub-Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent or the Canadian Sub-Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest, on the succeeding Business Day.

(e)           The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Swing Line Loans are several and not joint.  The failure of any Lender to make any Committed Loan or to fund participations in Swing Line Loans on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or to fund participations in Swing Line Loans.

(f)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)           For the purposes of the Interest Act (Canada) and disclosure under such act, whenever any interest or fees to be paid by TCCI under this Agreement is to be calculated on the basis of a period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the number of days in the calendar year in which the same is to be ascertained and divided by the actual number of days in such period of time.

(h)           Notwithstanding any provision of this Agreement, in no event shall the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable by TCCI under this Agreement exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement lawfully permitted by that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) payable by TCCI is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of TCCI, the Administrative Agent and the Lenders and the amount of such payment or collection shall be refunded to TCCI.  For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent will be prima facie evidence of such rate.

Section 2.12 Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it to a Borrower, or the participations in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent or the Canadian Sub-Agent, as the case may be, of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans and subparticipations in Swing Line Loans and Swing Line Loans made by them to such Borrower as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans and Swing Line Loans pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 9.6 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  Each Borrower agrees that any Lender so purchasing a participation or subparticipation from another Lender may, to the fullest extent permitted by Law, exercise all of its rights of payment (including any right of set-off, but subject to Section 9.9) with respect to such participation or subparticipation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation or subparticipation.  The Administrative Agent or the Canadian Sub-Agent, as the case may be, will keep records (which shall be conclusive and binding in the absence of manifest error) of participations or subparticipation purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation or subparticipation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.13 Extension of Maturity Date; Conversion to Term Loans.

(a)           Not earlier than 60 days prior to, nor later than 45 days prior to, the Revolving Maturity Date applicable to a Borrower then in effect, such Borrower may, upon notice to the Administrative Agent (which shall promptly notify the appropriate Lenders), request a 364-day extension of the Revolving Maturity Date applicable to such Borrower then in effect.  Within 30 days of delivery of such notice, each appropriate Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion).  Any Lender not responding within the above time period shall be deemed not to have consented to such extension.  The Administrative Agent shall notify the applicable Borrower and the appropriate Lenders of the Lenders’ responses not less than 15 days prior to the Revolving Maturity Date.  If any Lender declines, or is deemed to have declined, to consent to such extension, the applicable Borrower may, at its own expense, cause any such Lender to be replaced as a Lender pursuant to Section 9.16.  The applicable Borrower shall be deemed to have withdrawn any request to extend the Revolving Maturity Date applicable to such Borrower if it delivers or is required to deliver a notice of election to convert the Loans to Term Loans pursuant to Section 2.13(c).

(b)           The Revolving Maturity Date applicable to a Borrower shall be extended only if all appropriate Lenders committed to lend to such Borrower (after giving effect to any replacements of Lenders permitted herein) (the “Consenting Lenders”) have consented thereto.  If so extended, the Revolving Maturity Date applicable to such Borrower, as to the Consenting Lenders, shall be extended to a date 364 days from the Revolving Maturity Date applicable to such Borrower then in effect, effective as of the Revolving Maturity Date applicable to such Borrower then in effect (such existing Revolving Maturity Date being the “Revolving Extension Effective Date”).  The Administrative Agent and the applicable Borrower shall promptly confirm to the Lenders such extension and the Revolving Extension Effective Date.  As a condition precedent to such extension, the applicable Borrower shall deliver to the Administrative Agent a certificate of such Borrower dated as of the Revolving Extension Effective Date (in sufficient copies for each appropriate Lender) signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties of such Borrower contained in Article V and the other Loan Documents are true and correct on and as of the Revolving Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.4 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.1, and (B) no Default with respect to such Borrower exists.  The applicable Borrower shall prepay any Committed Loans outstanding on the Revolving Extension Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep outstanding Committed Loans ratable with any revised and new Pro Rata Shares of all the Lenders.

(c)           Not later than 30 days prior to the Revolving Maturity Date applicable to a Borrower, such Borrower may, upon notice to the Administrative Agent (which shall promptly notify the appropriate Lenders), elect to convert the Loans made to such Borrower into term

Loans payable on the date (the “Term Maturity Date”) selected by the Borrower, but in no event later than one year from the Revolving Maturity Date applicable to such Borrower.  Concurrently with delivering any Request for Loans relating to Eurocurrency Rate Loans with an Interest Period ending after the Revolving Maturity Date applicable to such Borrower such Borrower shall deliver a notice to the Administrative Agent that it elects to convert the Loans into term Loans in accordance with the preceding sentence.  If a Borrower so elects to convert the Loans made to it to term Loans, subject to the satisfaction of the conditions precedent contained in this Section 2.13(c), the Maturity Date applicable to such Borrower shall automatically be extended to the Term Maturity Date effective as of the Revolving Maturity Date applicable to such Borrower then in effect (such existing Revolving Maturity Date being the “Term Extension Effective Date”), and, on and after the Term Extension Effective Date, the Loans made to such Borrower shall be term Loans that (a) may not be reborrowed once repaid, (b) in the case of loans denominated in US Dollars, may be converted from Base Rate Loans to Eurocurrency Rate Loans and from Eurocurrency Rate Loans to Base Rate Loans and, in the case of Loans denominated in Canadian Dollars, may be continued as Canadian Prime Rate Loans, Bankers’ Acceptances, Drafts or BA Equivalent Notes as provided therein, and (c) are payable in full on the Term Maturity Date applicable to such Borrower.  The Administrative Agent and the applicable Borrower shall promptly confirm to the appropriate Lenders such extension and the Term Extension Effective Date.  As conditions precedent to such extension, (i) the applicable Borrower shall deliver to the Administrative Agent a certificate of such Borrower dated as of the Term Extension Effective Date (in sufficient copies for each appropriate Lender) signed by a Responsible Officer of such Borrower certifying that no Default applicable to such Borrower exists, and (ii) as of the Term Extension Effective Date, any outstanding Money Market Loans made to such Borrower shall have been prepaid, to the extent permitted by Section 2.4(a), or repaid in accordance with this Agreement, and if such prepayment or repayment is to be made in whole or in part from Committed Loans, such Committed Loans shall have been made at least one Business Day prior to the Term Extension Effective Date.

(d)           Any election by a Tranche A Borrower made pursuant to Section 2.13(b) in relation to the Tranche A Loans made to such Tranche A Borrower shall be immediately binding on all other Tranche A Borrowers, without further action or notice by the Administrative Agent.

(e)           This Section shall supersede any provisions in Section 2.12 or Section 9.1 to the contrary.

Section 2.14 Increase in Commitments.

(a)           Provided there exists no Default applicable to any Tranche A Borrower, upon notice by TMCC to the Administrative Agent (which shall promptly notify the appropriate Lenders), TMCC may from time to time, request an increase in the Aggregate Commitments applicable to all Tranche A Borrowers to an amount (for all such requests) not exceeding US$6,250,000,000.  At the time of sending such notice, TMCC (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the appropriate Lenders).  Each appropriate Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase.  Any appropriate Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  The Administrative Agent shall notify all of the Tranche A Borrowers and each appropriate Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, TMCC may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel; provided that the minimum commitment of each such Eligible Assignee is not less than US$25,000,000.  The consent of the Lenders is not required to increase the amount of the Aggregate Tranche A Commitments pursuant to this Section, except that each appropriate Lender shall have the right to consent to an increase in the amount of its Commitment as set forth in this Section 2.14(a).  If the Lenders and Eligible Assignees do not agree to increase the applicable Aggregate Tranche A Commitments by the amount requested by TMCC pursuant to this Section 2.14(a), TMCC may (i) withdraw its request for an increase in its entirety or (ii) accept, in whole or in part, the increases that have been offered.

(b)           If the applicable Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and TMCC shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify TMCC and the appropriate Lenders of the final allocation of such increase and the Increase Effective Date.  As a condition precedent to such increase, each Tranche A Borrower shall deliver to the Administrative Agent a certificate of such Tranche A Borrower dated as of the Increase Effective Date (in sufficient copies for each appropriate Lender) signed by a Responsible Officer of such Tranche A Borrower certifying that no Default applicable to such Tranche A Borrower exists.  The Tranche A Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

(c)           This Section shall supersede any provisions in Sections 2.12 or 9.1 to the contrary.

           Section 2.15 Drawings of Bankers’ Acceptances, Drafts and BA Equivalent Notes.

(a)           Request for Drawing.  Each Drawing shall be made on notice, given not later than 11:00 A.M. (Toronto time) on a Canadian Business Day at least two Canadian Business Days prior to the date of the proposed Drawing, by TCCI to the Canadian Sub-Agent, which shall give each Tranche C Lender prompt notice thereof by telecopier.  Each notice of a Drawing shall be in writing (including by telecopier), in substantially the form of Exhibit A-1 hereto, specifying therein the requested (i) date of such Drawing (which shall be a Canadian Business Day), (ii) aggregate Face Amount of such Drawing and (iii) initial BA Maturity Date for each Bankers’ Acceptance and Draft comprising part of such Drawing; provided, however, that, if the Canadian Sub-Agent determines in good faith (which determination shall be conclusive and binding upon TCCI) that the Drafts to be accepted and purchased (or purchased, as the case may be) as part of any Drawing cannot, due solely to the requested aggregate Face Amount thereof, be accepted and/or purchased ratably by the Tranche C Lenders in accordance with Section 2.01(c), then the aggregate Face Amount of such Bankers’ Acceptances to be created and purchased and Drafts to be purchased shall be reduced to such lesser amount as the Canadian Sub-Agent determines will permit such Drafts comprising part of such Drawing to be so accepted and purchased (or to be purchased, as the case may be).  The Canadian Sub-Agent agrees that it will, as promptly as practicable, notify TCCI of the unavailability of Bankers’ Acceptances.  Each Draft in connection with any requested Drawing (A) shall be in a minimum amount of CDN$5,000,000 or an integral multiple of CDN$1,000,000 in excess thereof, and (B) shall be dated the date of the proposed Drawing.  Each Tranche C Lender shall, before 1:00 P.M. (Toronto time) on the date of each Drawing, (i) complete one or more Drafts in accordance with the related Committed Loan Notice, accept such Drafts and purchase the Bankers’ Acceptances created thereby for the Drawing Purchase Price; or (ii) complete one or more Drafts in accordance with the Drawing Notice and purchase such Drafts for the Drawing Purchase Price and shall, before 1:00 P.M. (Toronto time) on such date, make available for the account of its Applicable Lending Office to the Canadian Sub-Agent at its Canadian Sub-Agent’s Office, in same day funds, the Drawing Purchase Price payable by such Tranche C Lender for such Drafts less the Drawing Fee payable to such Tranche C Lender with respect thereto under Section 2.15(b).  Upon the fulfillment of the applicable conditions set forth in Section 4.2, the Canadian Sub-Agent will make the funds it has received from the Tranche C Lenders available to TCCI at the applicable Canadian Sub-Agent’s Office.

(b)           Drawing Fees.  TCCI shall, on the date of each Drawing and on the date of each renewal of any outstanding Bankers’ Acceptances or BA Equivalent Notes, pay to the Canadian Sub-Agent, in Canadian Dollars, for the ratable account of the Tranche C Lenders accepting Drafts and purchasing Bankers’ Acceptances or purchasing Drafts which have not been accepted by any Tranche C Lender, the Drawing Fee with respect to such Drafts.  TCCI irrevocably authorizes each such Tranche C Lender to deduct the Drawing Fee payable with respect to each Draft of such Tranche C Lender from the Drawing Purchase Price payable by such Tranche C Lender in respect of such Draft in accordance with this Section 2.15 and to apply such amount so withheld to the payment of such Drawing Fee for the account of TCCI and, to the extent such Drawing Fee is so withheld and legally permitted to be so applied, TCCI’s obligations under the preceding sentence in respect of such Drawing Fee shall be satisfied.

(c)           Limitations on Drawings.  Anything in Section 2.15(a) to the contrary notwithstanding, TCCI may not select a Drawing if the obligation of the Tranche C Lenders to purchase and accept Bankers’ Acceptances shall then be suspended pursuant to Section 2.15(e) or 3.2(b).

(d)           Binding Effect of Committed Loan Notices.  Each Committed Loan Notice for a Drawing shall be irrevocable and binding on TCCI.  In the case of any proposed Drawing, TCCI shall indemnify each Tranche C Lender (absent any gross negligence by the Tranche C Lender) against any loss, cost or expense incurred by such Tranche C Lender as a result of any failure to fulfill on or before the date specified in the Committed Loan Notice for such Drawing the applicable conditions set forth in Section 4.2, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Tranche C Lender to fund the Drawing Purchase Price to be paid by such Tranche C Lender for Drafts when, as a result of such failure, such Drafts are not issued on such date (but, in any event, excluding any loss of profit and the Drawing Fee applicable to such Drafts).

(e)           Circumstances Making Bankers’ Acceptances Unavailable.  If the Canadian Sub-Agent in good faith determines that for any reason a market for Bankers’ Acceptances does not exist at any time or the Tranche C Lenders cannot for other reasons, after reasonable efforts, readily sell Bankers’ Acceptances or perform their other obligations under this Agreement with respect to Bankers’ Acceptances, the Canadian Sub-Agent will promptly so notify TCCI and each Tranche C Lender.  Thereafter, TCCI’s right to request the acceptance and/or purchase of Drafts shall be and remain suspended until the Canadian Sub-Agent determines and notifies TCCI and each Tranche C Lender that the condition causing such determination no longer exists.

(f)           Presigned Draft Forms.  To enable the Tranche C Lenders to create Bankers’ Acceptances or purchase Drafts, as the case may be, in accordance with Section 2.01(c) and this Section 2.15, TCCI hereby appoints each Tranche C Lender as its attorney to sign and endorse on its behalf (for the purpose of acceptance and/or purchase of Drafts pursuant to this Agreement), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Tranche C Lender, blank forms of Drafts.  In this respect, it is each Tranche C Lender’s responsibility to maintain an adequate supply of blank forms of Drafts for acceptance under this Agreement.  TCCI recognizes and agrees that all Drafts signed and/or endorsed on its behalf by a Tranche C Lender shall bind TCCI as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of TCCI.  Each Tranche C Lender is hereby authorized (for the purpose of acceptance and/or purchase of Drafts pursuant to this Agreement) to complete and issue such Drafts endorsed in blank in such face amounts as may be determined by such Tranche C Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Drafts required to be purchased by such Tranche C Lender.  On request by TCCI, a Tranche C Lender shall cancel all forms of Drafts  which have been pre-signed or pre-endorsed by or on behalf of TCCI and which are held by such Tranche C Lender and have not yet been issued in accordance herewith.  Each Tranche C Lender further agrees to retain such records in the manner and/or the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Tranche C Lender.  Each Tranche C Lender shall maintain a record with respect to Drafts held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at their respective maturities.  Each Tranche C Lender agrees to provide such records to TCCI at TCCI’s expense upon request.  Drafts shall be signed by a duly authorized officer or officers of TCCI or by its attorneys, including its attorneys appointed pursuant to this Section 2.15(f).  Notwithstanding that any person whose signature appears on any Drafts as a signatory for TCCI may no longer be an authorized signatory for TCCI at the date of issuance of a Drafts , such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance, and any such Drafts so signed shall be binding on TCCI.

(g)           Distribution of Bankers’ Acceptances.  Bankers’ Acceptances and Drafts purchased by a Tranche C Lender in accordance with the terms of Section 2.01(c) and this Section 2.15 may, in such Tranche C Lender’s sole discretion, be held by such Tranche C Lender for its own account until the applicable BA Maturity Date or sold, rediscounted or otherwise disposed of by it at any time prior thereto in any relevant market therefor.

(h)           Failure to Fund in Respect of Drawings.  The failure of any Tranche C Lender to fund the Drawing Purchase Price to be funded by it as part of any Drawing shall not relieve any other Tranche C Lender of its obligation hereunder to fund its Drawing Purchase Price on the date of such Drawing, but no Tranche C Lender shall be responsible for the failure of any other Tranche C Lender to fund the Drawing Purchase Price to be funded or made, as the case may be by such other Tranche C Lender on the date of any Drawing.

(i)           Issue of BA Equivalent Notes.  TCCI shall, at the request of a Tranche C Lender, issue one or more non-interest bearing promissory notes (each a “BA Equivalent Note”) payable on the date of maturity of the unaccepted Draft referred to below, in such form as such Tranche C Lender may specify, in a principal amount equal to the Face Amount of, and in exchange for, any unaccepted Drafts which such Tranche C Lender has purchased or has arranged to have purchased in accordance with Section 2.1(c).  TCCI and each Tranche C Lender hereby acknowledge and agree that from time to time certain Tranche C Lenders may elect not to receive any BA Equivalent Note, and  TCCI and each applicable Tranche C Lender agrees that with respect to any such Tranche C Lender, in lieu of receiving BA Equivalent Notes, the applicable Tranche C Loan may be evidenced by a loan account which such Tranche C Lender shall maintain in its name, and in such event such loan account shall be entitled to all the benefits of BA Equivalent Notes.

(j)           Payment, Conversion or Renewal of Bankers’ Acceptances.  Upon the maturity of a Bankers’ Acceptance, Draft or BA Equivalent Note, TCCI may (i) elect to issue a replacement Bankers’ Acceptance, Draft or BA Equivalent Note by giving a Drawing Notice in accordance with Section 2.15(a), (ii) elect to have all or a portion of the Face Amount of such Bankers’ Acceptance, Draft or BA Equivalent Note converted to a Canadian Prime Rate Loan, by giving a Notice of Borrowing in accordance with Section 2.2, or (iii) pay, on or before 10:00 a.m. (Toronto time) on the maturity date for such Bankers’ Acceptance, Draft or BA Equivalent Note, an amount in Canadian Dollars equal to the Face Amount of such Bankers’ Acceptance, Draft or BA Equivalent Note (notwithstanding that a Tranche C Lender may be the holder thereof at maturity).  Any such payment shall satisfy TCCI’s obligations under the Bankers’ Acceptance, Draft or BA Equivalent Note to which it relates and the relevant Lender shall thereafter be solely responsible for the payment of such Bankers’ Acceptances, Drafts or BA Equivalent Notes.

(k)           Automatic Conversion.  If TCCI fails to pay any Bankers’ Acceptance, Draft or BA Equivalent Note when due, or to issue a replacement Bankers’ Acceptance, Draft or BA Equivalent Note in the Face Amount of such Bankers’ Acceptance, Draft or BA Equivalent Note pursuant to Section 2.15 (j), the unpaid amount due and payable in respect thereof shall be converted, as of such date, and without any necessity for TCCI to give a Notice of Borrowing in accordance with Section 2.2, to a Canadian Prime Rate Loan made by the Tranche C Lenders ratably under this Agreement and shall bear interest calculated and payable as provided in Section 2.7

(l)           Payment of Bankers Acceptances on Default.  In the event that the maturity of outstanding Bankers’ Acceptances, Drafts and BA Equivalent Notes is accelerated pursuant to Section 6.01, TCCI shall pay to the Canadian Sub-Agent in Canadian Dollars in same-day funds the aggregate principal amount of all such Bankers’ Acceptances, Drafts and BA Equivalent Notes in satisfaction of its obligations in respect thereof.

(m)           Inconsistencies.  In the event of any inconsistency between the provisions of this Section 2.15 and any other provision of Article II with respect to Bankers’ Acceptances or BA Equivalent Notes, the provisions of this Section 2.15 shall prevail.

           Section 2.16 Swing Line Loans.

(a)           The Swing Line.  Subject to the terms and conditions set forth herein, each Swing Line Lender severally agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.16 to make loans in US Dollars or any Alternative Currency (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period applicable to such Borrower in an aggregate amount not to exceed at any time outstanding (i) for each Swing Line Lender, such Swing Line Lender’s Swing Line Commitment or (ii) for all Swing Line Loans, the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the ratable share of the Outstanding Amount of Committed Loans and Money Market Loans of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitments; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings in respect of the Tranche A Borrowers, TCPR, TCCI or TLG, respectively, shall not exceed the applicable Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender under the Tranche A Commitments, Tranche B Commitments, Tranche C Commitments or Tranche D Commitments, as applicable, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans to the applicable Borrower(s) shall not exceed such Lender’s Commitment applicable to such Borrower(s) and (iii) the aggregate Outstanding Amount of Committed Loans of any Lender under the Tranche A Facility, Tranche B Facility, Tranche C Facility and Tranche D Facility, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment Cap, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Each Swing Line Borrowing shall consist of borrowings made from the several Swing Line Lenders ratably to their respective Swing Line Commitments.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.16, prepay under Section 2.4, and reborrow under this Section 2.16.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s ratable share times the amount of such Swing Line Loan.

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the Swing Line Agent and the Administrative Agent, which (x) in the case of Swing Line Loans requested by notice to the Administrative Agent, may be given by telephone and (y) in the case of Swing Line Loans requested by notice to the Swing Line Agent, may not be given by telephone, but may be given by electronic delivery, confirmed promptly by delivery to the Swing Line Agent and the Administrative Agent of an original Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Each such notice must be received by the Swing Line Agent and the Administrative Agent not later than 10:00 a.m. (London, England time) in the case of any Swing Line Loans to be funded in Europe or 10:00 a.m. (Pacific time) in the case of any Swing Line Loans to be funded in North America on the requested borrowing date, and shall specify (i) the amount and currency to be borrowed, which shall be a minimum of US$1,000,000, (or CDN$500,000 where the Swing Line Borrowing is requested by TCCI) (provided that, in the case of TMFNL, such amount shall not be less than the Dollar Equivalent of EUR 50,000), and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Agent and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Promptly after receipt by the Swing Line Agent of any telephonic Swing Line Loan Notice, the Swing Line Agent will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Agent will notify the Administrative Agent (by telephone or in writing) of the contents thereof, and will notify each Swing Line Lender (by telephone or in writing) of the contents thereof.  Unless the Swing Line Agent has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. (London, England time, in the case of any Swing Line Loan to be funded in Europe, or New York City time, in the case of any Swing Line Loan to be funded in North America) on the date of the proposed Swing Line Borrowing (A) directing each Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.16(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, each Swing Line Lender will, not later than 3:00 p.m. (London, England time, in the case of any Swing Line Loan to be funded in Europe or Pacific time, in the case of any Swing Line Loan to be funded in North America) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of the Swing Line Agent in Same Day Funds or as otherwise directed by such Borrower.

(c)           Refinancing of Swing Line Loans.

(i)           The Swing Line Lenders at any time in their respective sole and absolute discretion may direct the Swing Line Agent to request, on behalf of the applicable Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Agent to so request on its behalf), that each Applicable Tranche Lender make a Base Rate Committed Loan for the account of such Borrower in an amount equal to such Lender’s ratable share of (A) the amount of Swing Line Loans made to such Borrower and then outstanding, in the case of Swing Line Loans denominated in US Dollars, or (B) the Dollar Equivalent of the amount of Swing Line Loans made to such Borrower and then outstanding, in the case of Swing Line Loans denominated in any Alternative Currency.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.2.  The Swing Line Agent shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent or the Canadian Sub-Agent, as applicable.  Each Applicable Tranche Lender shall make an amount equal to its ratable share of the amount specified in such Committed Loan Notice available to the Administrative Agent or the Canadian Sub-Agent, as applicable, in Same Day Funds for the account of the Swing Line Lenders at the Administrative Agent’s Office or the Canadian Sub-Agent’s Office, as applicable, for US Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.16(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount.  The Administrative Agent or the Canadian Sub-Agent, as applicable shall remit the funds so received to the Swing Line Lenders.

(ii)           If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.16(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Agent as set forth herein shall be deemed to be a request by the Swing Line Agent that each Applicable Tranche Lender fund its risk participation in the relevant Swing Line Loan and each such Lender’s payment to the Administrative Agent or the Canadian Sub-Agent, as applicable, for the account of the Swing Line Lender pursuant to Section 2.16(c)(i) shall be deemed payment in respect of such participation.

(iii)           If any Applicable Tranche Lender fails to make available to the Administrative Agent or the Canadian Sub-Agent, as applicable, for the account of the Swing Line Lenders any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.16(c) by the time specified in Section 2.16(c)(i), the Swing Line Lenders shall be entitled to recover from such Lender (acting through the Administrative Agent or the Canadian Sub-Agent, as applicable), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lenders at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the applicable Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of a Swing Line Lender submitted to any Lender (through the Administrative Agent or the Canadian Sub-Agent, as applicable) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)           Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.16(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.16(c) is subject to the conditions set forth in Section 4.2.  No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans made to it, together with interest as provided herein.

(d)           Repayment of Participations.

(i)           At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will promptly distribute to such Lender its ratable share thereof in the same funds as those received by such Swing Line Lender.

(ii)           If any payment received by a Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 9.6 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Lender shall pay to such Swing Line Lender its ratable share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  The Administrative Agent will make such demand upon the request of the applicable Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lenders.  The Swing Line Agent shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.16 to refinance such Lender’s ratable share of any Swing Line Loan, interest in respect of such ratable share shall be solely for the account of the respective Swing Line Lenders.

(f)           Payments Directly to Swing Line Lender.  Each Borrower shall make all payments of principal and interest in respect of the Swing Line Loans made directly to the Swing Line Agent, for the account of the respective Swing Line Lenders.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.1 Taxes.

(a)           Subject to the other provisions of this Section 3.1 and Section 9.15, any and all payments by any Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes.  If any Borrower shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1(a)), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to the Administrative Agent

(which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment.

(b)           In addition, each Borrower agrees to pay to each appropriate Lender Other Taxes incurred by such Lender.

(c)           Each Borrower agrees to indemnify the Administrative Agent and each appropriate Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.1(c)) paid by the Administrative Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto.  Payment under this Section 3.1(c) shall be made within 15 days after the date the Lender or the Administrative Agent makes a demand therefor.

(d)           In the case of interest payments made by TKG or TLG, this Section 3.1 shall only apply to a Lender who is the beneficial owner of amounts received pursuant to this Agreement and has provided evidence to TKG or TLG: (i) that such Lender is a person (a corporate body or an individual) which is, for taxation purposes, resident outside of the territory of the Federal Republic of Germany, (ii) if such Lender is a partnership, that all direct and indirect partners of that partnership are persons who are, for taxation purposes, resident outside of the territory of the Federal Republic of Germany, and does not hold any amounts received pursuant to this Agreement through a permanent establishment or a permanent representative in Germany or (iii) that such Lender qualifies as a credit institution or financial institution within the meaning of the German Banking Act (Kreditwesengesetz).

(e)           TFSUK is not required to pay additional amounts to a Lender (other than a new Lender pursuant to a request by a Borrower under Section 9.16) pursuant to Section 3.1 in respect of any Tax that is required by the United Kingdom to be withheld from a payment of interest on a Loan made to TFSUK if at the time the payment falls due (i) the relevant Lender is not a UK Qualifying Lender and that Tax would not have been required to be withheld had that Lender been a UK Qualifying Lender unless the reason that that Lender is not a UK Qualifying Lender is a change after the date on which it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or double taxation agreement or any published practice or published concession of any relevant Governmental Authority; or (ii) the relevant Lender is a UK Treaty Lender and TFSUK is able to demonstrate that that Tax is required to be withheld as a result of the failure of the relevant Lender to comply with its obligations under Section 9.15(a).  Any Lender which is a Lender in respect of a Loan to TFSUK and which is not, or ceases to be, a UK Qualifying Lender, for whatever reason, shall promptly notify the Administrative Agent and TFSUK.

(f)           If the Administrative Agent or a Lender shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of, or remission for, Taxes or Other Taxes as to which it has received additional amounts under this Section 3.1, such Administrative Agent or Lender shall promptly notify the applicable Borrower and Agent (as applicable) of the availability of such claim and, to the extent that the Lender or the Administrative Agent (as applicable) determines in good faith that making such claim will not have an adverse effect on its taxes or business operation, shall, within 60 days of receipt of a request by such Borrower, make such claim.  If the Administrative Agent or Lender (acting in good faith) determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by such Borrower or with respect to which such Borrower has paid amounts pursuant to this Section 3.1, it shall pay over the amount of such refund to such Borrower, net of all out-of-pocket expenses of the Administrative Agent or such Lender (but amounts hereby recovered by the Borrower shall not exceed the indemnity payments made, or the amounts paid, as applicable, by such Borrower under this Section 3.1) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided, however, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 3.1(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.

Section 3.2 Illegality.

(a)           If any Lender determines that any Regulatory Change occurring on or after the date of this Agreement has made it unlawful, or that any Governmental Authority has asserted that it is unlawful as a result of such Regulatory Change, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in US Dollars or an Alternative Currency) or Money Market LIBOR Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, US Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in US Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans or to make a Money Market LIBOR Loan for which a Money Market Quote has been delivered shall be suspended until such Lender notifies the Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist (and such Lender shall give such notice promptly upon receiving knowledge that such circumstances no longer exist).  If a Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurocurrency Rate Loans or Money Market LIBOR Loans to maturity and shall so specify in a notice pursuant to the preceding sentence, upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in US Dollars, convert all Eurocurrency Rate Loans or Money Market LIBOR Loans, as the case may be, of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or Money Market LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans.  Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

(b)           Notwithstanding any other provision of this Agreement, if the introduction of or any change in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Tranche C Lender or its Lending Office to perform its obligations hereunder to complete and accept Drafts, to purchase Bankers’ Acceptances or to purchase Drafts or to continue to fund or maintain Bankers’ Acceptances or BA Equivalent Notes hereunder, then, on notice thereof and demand therefor by such Tranche C Lender to TCCI through the Administrative Agent (i) an amount equal to the aggregate Face Amount of all Bankers’ Acceptances, Drafts and BA Equivalent Notes outstanding at such time shall, upon such demand, be deposited by TCCI with the Administrative Agent in accordance with Section 2.15(l) until the BA Maturity Date of each such Bankers’ Acceptance, Drafts and BA Equivalent Note, (ii) upon the BA Maturity Date of any Bankers’ Acceptance, Draft or BA Equivalent Note in respect of which any such deposit has been made, the Administrative Agent shall be, and hereby is, authorized (without notice to or any further action by TCCI) to apply such amount (or the applicable portion thereof) to the payment of such Bankers’ Acceptance, Draft or (iii) the obligation of the Tranche C Lenders to complete and accept Drafts and purchase Bankers’ Acceptances and to purchase Drafts that have not been accepted by a Tranche C Lender shall be suspended until the Administrative Agent shall notify TCCI that such Tranche C Lender has determined that the circumstances causing such suspension no longer exist (and such Lender shall give such notice promptly upon receiving knowledge that such circumstances no longer exist).
Section 3.3 Inability to Determine Rates.  If the applicable Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in US Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in US Dollars or an Alternative Currency) made to a Borrower, or (c) the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan made to a Borrower does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify such Borrower and each Lender.  Thereafter, the obligation of the appropriate Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies to such Borrower shall be suspended until the Administrative Agent (upon the instruction of the applicable Required Lenders) revokes such notice (which revocation shall be made promptly upon such instruction from the applicable Required Lenders).  Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

Section 3.4 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a)           If on or after (i) the date hereof, in the case of Eurocurrency Rate Loans, Bankers’ Acceptances, Drafts and BA Equivalent Notes, or (ii) the date that a Money Market Quote is given for a Money Market LIBOR Loan, any Lender determines that as a result of a Regulatory

Change, there shall be a material increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or Money Market LIBOR Loan or of purchasing, accepting, making or maintaining Bankers’ Acceptances or BA Equivalent Notes, or a reduction in the amount received or receivable by such Lender in connection with any Eurocurrency Rate Loan, Money Market LIBOR Loan, Bankers’ Acceptance, Draft or BA Equivalent Note (excluding for purposes of this subsection (a) reserve requirements utilized in the determination of the Eurocurrency Rate), then from time to time within 15 days of demand by such Lender (with a copy of such demand to the Administrative Agent), subject to Section 3.4(c), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)           If any Lender determines that the introduction of any Law after the date hereof regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith (including determination that, for purposes of capital adequacy requirements, the Commitment of such Lender does not constitute a commitment with an original maturity of one year or less), has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), subject to Section 3.4(c),the applicable Borrower shall pay within 15 days of demand by such Lender such additional amounts as will compensate such Lender for such reduction.

(c)           Promptly after receipt of knowledge of any Regulatory Change or other event that will entitle any Lender to compensation under this Section 3.4, such Lender shall give notice thereof to the applicable Borrower and the Administrative Agent certifying the basis for such request for compensation in accordance with Section 3.6(a) and designate a different Lending Office if such designation will avoid, or reduce the amount of, compensation payable under this Section 3.4 and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.  Notwithstanding anything in Sections 3.4(a) or 3.4(b) to the contrary, no Borrower shall be obligated to compensate any Lender for any amount arising or accruing before the earlier of (i) 180 days prior to the date on which such Lender gives notice to such Borrower and the Administrative Agent under this Section 3.4(c) or (ii) the date such amount arose or began accruing (and such Lender did not know such amount was arising or accruing) as a result of the retroactive application of Regulatory Change or other event giving rise to the claim for compensation.

(d)           Notwithstanding anything to the contrary contained in this Agreement, (i) this Section 3.4 shall not apply to taxes, and (ii) all indemnification (including with respect to increased costs and reduction in amounts received) relating to or attributable to taxes shall be governed solely and exclusively by Section 3.1.

           Section 3.5 Funding Losses.  Within 15 days after delivery of the certificate described in the Section 3.6(a) by any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of each of the following (except to the extent incurred by any Lender as a result of any action taken pursuant to Section 3.2):

(a)           any continuation, conversion, payment or prepayment of any Loan made to such Borrower other than a Base Rate Loan or a Canadian Prime Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or a Canadian Prime Rate Loan on the date or in the amount notified by such Borrower;

(c)           any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)           any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 9.16;

including any foreign exchange loss and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained but excluding loss of margin for the period after which any such payment or failure to convert, borrow or prepay.  The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.6 Matters Applicable to all Requests for Compensation.

(a)           A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive if prepared reasonably and in good faith.  In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b)           If (i) the obligation of any Lender to make Eurocurrency Rate Loans shall be suspended pursuant to Section 3.2 or (ii) any Lender has demanded compensation under Section 3.1 or Section 3.4 with respect to Eurocurrency Rate Loans, the applicable Borrower may give notice to such Lender through the Administrative Agent that, unless and until such Lender notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, effective 5 Business Days after the date of such notice from such Borrower (A) all Loans which would otherwise be made by such Lender as Eurocurrency Rate Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurocurrency Rate Loans of the other Lenders), and (B) after each of such Lender’s Eurocurrency Rate Loans has been repaid, all payments of principal which would otherwise be applied to Eurocurrency Rate Loans shall be applied to repay such Lender’s Base Rate Loans instead.

(c)           If any Lender makes a claim for compensation or other payment under Section 3.1 or Section 3.4 or if any Lender determines that it is unlawful or impermissible for it to make, maintain or fund Eurocurrency Rate Loans or Money Market LIBOR Loans pursuant to Section 3.2, the applicable Borrower may replace such Lender in accordance with Section 9.16.

(d)           Prior to giving notice pursuant to Section 3.2 or to demanding compensation or other payment pursuant to Section 3.1 or Section 3.4, each Lender shall consult with the applicable Borrower and the Administrative Agent with reference to the circumstances giving rise thereto; provided that nothing in this Section 3.6(d) shall limit the right of any Lender to require full performance by such Borrower of its obligations under such Sections.

ARTICLE IV

CONDITIONS

Section 4.1 Effectiveness.  This Agreement shall become effective, and the commitments under the Existing Credit Facility shall be automatically terminated, on the date that each of the following conditions shall have been satisfied:

(a)           Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the applicable Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)           executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent and each Borrower;

(ii)           a Note executed by each Borrower in favor of each Lender requesting a Note;

(iii)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(iv)           such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower is duly organized or formed, and that such Borrower is validly existing, in good standing and qualified to engage in business, in its jurisdiction of organization;

(v)           a favorable opinion of Reed Smith LLP, counsel to TMCC, addressed to the Administrative Agent and each Lender, as to the matters and in the form set forth in Exhibit H;

(vi)           a favorable opinion of Pietrantoni Méndez & Alvarez LLP, counsel to the Administrative Agent, addressed to the Administrative Agent and each Lender, as to the matters and in the form set forth in Exhibit I-1;

(vii)           a favorable opinion of Stikeman Elliott LLP, counsel to TCCI, addressed to the Administrative Agent and each Lender, as to the matters and in the form set forth in Exhibit I-2;

(viii)                      favorable opinions of Freshfields Bruckhaus Deringer, counsel to TMFNL, TFSUK, TKG and TLG, addressed to the Administrative Agent and each Lender, as to the matters and in the forms set forth in Exhibit I-3, Exhibit I-4 and Exhibit I-5;

(ix)           on the Closing Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate of a Responsible Officer of each Borrower, stating that:

(A) the representations and warranties contained in Article V hereof arecorrect on and as of the Closing Date; and

(B) no event has occurred and is continuing that constitutes a Default; and

(x)           such other assurances, certificates, documents or consents as the Administrative Agent, the Swing Line Lenders or the applicable Required Lenders reasonably may require.

(b)           Any fees required to be paid pursuant to the Fee Letter on or before the Closing Date shall have been paid.

(c)           Unless waived by the Administrative Agent, the Borrowers shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(d)           The Borrowers shall have paid in full all indebtedness, interest, fees and other amounts outstanding under the Existing Credit Facility.  Each of the Lenders that is a party to the Existing Credit Facility hereby waives, upon execution of this Agreement, any applicable  requirement of prior notice under such credit agreement relating to the termination of commitments thereunder.

Without limiting the generality of the provisions of Section 8.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

           Section 4.2 Conditions to all Loans.  The obligation of each Lender to honor any Request for Loans (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) made by any Borrower is subject to the following conditions precedent:

(a)           The representations and warranties of such Borrower contained in Article V (except for the representations and warranties set forth in Section 5.4(b), the accuracy of which it is expressly agreed shall not be a condition to making Loans) shall be true and correct in all material respects on and as of the date of such Loan, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) for purposes of this Section 4.2, the representations and warranties contained in Section 5.4(a) shall be deemed to refer to the most recent statements furnished from time to time pursuant to Section 6.1(a) and (C) the representations and warranties contained in Section 5.1(i), Section 5.2(ii) and Section 5.5 shall be true and correct in all respects.

(b)           No Default with respect to such Borrower shall exist, or would result from such proposed Loan.

(c)           The Administrative Agent, the Canadian Sub-Agent or Swing Line Agent, as applicable, shall have received a Request for Loans in accordance with the requirements hereof.

Each Request for Loans (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty by such Borrower that the conditions specified in Sections 4.2(a) and (b) have been satisfied on and as of the date of the applicable Loans.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section  5.1 Corporate Existence and Power.  Such Borrower is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.  Such Borrower is in compliance with all Laws except (i) where failure to be so could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower or (ii) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.

Section  5.2 Corporate and Governmental Authorization: No Contravention.  The execution, delivery and performance by such Borrower of this Agreement and each other Loan Document are within such Borrower’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any Governmental Authority except such as have been obtained and do not contravene, or constitute a default under, (i) any provision of applicable Law or of the Organization Documents of such Borrower or (ii) of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or any of its Subsidiaries where such default, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect with respect to such Borrower.

Section  5.3 Binding Effect.  This Agreement constitutes a valid and binding agreement of such Borrower and each other Loan Document, when executed and delivered by such Borrower in accordance with this Agreement, will constitute a valid and binding obligation of such Borrower, in each case enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section  5.4 Financial Information.

(a)           The Audited Financial Statements applicable to such Borrower (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present, in conformity with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly provided therein, (A) in the case of TMCC, the consolidated financial position of TMCC and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year, (B) in the case of TFSUK, the consolidated financial position of TFSUK and its Consolidated Subsidiaries as of such date and their consolidated results of operations for such fiscal year , (C) in the case of TKG, the consolidated financial position of TKG and its Consolidated Subsidiaries as of such date and their consolidated results of operations for such fiscal year and (D) in the case of each other Borrower, the financial position of such Borrower as of such date and its results of operations and cash flow for such fiscal year.

(b)           Since the date of the Audited Financial Statements, there has been no material adverse change in the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole.

Section  5.5 Litigation.  There is no action, suit or proceeding pending against, or to the knowledge of such Borrower threatened against or affecting, such Borrower or any of its Subsidiaries before any court, arbiter, or Governmental Authority in which there is a reasonable likelihood of an adverse decision which could have a Material Adverse Effect with respect to such Borrower, or which contests the validity of this Agreement or any Loan Document.

Section  5.6 Compliance with ERISA.  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA, the Internal Revenue Code and the Puerto Rico Code with respect to each

Plan.  No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section  5.7 Taxes.  Such Borrower and its Subsidiaries have filed all income tax returns required to be filed under the Code, the Puerto Rico Code and the Canadian ITA, as applicable, and all other material tax returns which are required to be filed by them and have paid all taxes, assessments, fees and other governmental charges due pursuant to such returns or pursuant to any assessment received by such Borrower or any Subsidiary, except any tax, assessment, fee or other governmental charge that is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  The charges, accruals and reserves on the books of such Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of such Borrower, adequate.

Section  5.8 Subsidiaries.  Each Significant Subsidiary of any Borrower is a Person duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section  5.9 Not an Investment Company.  Such Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section  5.10 Disclosure.  All written information heretofore furnished by such Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by such Borrower to the Administrative Agent or any Lender will, on the date as of which such information is delivered or certified, not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time of preparation (it being understood that projections are not to be viewed as facts and that actual results may differ significantly from such projections).

Section  5.11 Representations as to Non-US Obligors.  Each of TMFNL, TFSUK, TKG, TCCI and TLG (each, a “Non-US Obligor”) additionally represents and warrants to the Administrative Agent and the Lenders that:

(a)           Such Non-US Obligor is subject to Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Non-US Obligor, the “Applicable Non-US Obligor Documents”), and the execution, delivery and performance by such Non-US Obligor of the Applicable Non-US Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither such Non-US Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Non-US Obligor is organized and existing in respect of its obligations under the Applicable Non-US Obligor Documents.

(b)           The Applicable Non-US Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Non-US Obligor is organized and existing for the enforcement thereof against such Non-US Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Non-US Obligor Documents.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Non-US Obligor Documents that the Applicable Non-US Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Non-US Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Non-US Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Non-US Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)           There are no Other Taxes imposed by any Governmental Authority in or of the jurisdiction in which such Non-US Obligor is organized and existing on or by virtue of the execution or delivery of the Applicable Non-US Obligor Documents.

(d)           The execution, delivery and performance of the Applicable Non-US Obligor Documents executed by such Non-US Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Non-US Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

Section  5.12 Representations as by TCPR.  TCPR additionally represents and warrants to the Administrative Agent and each Lender that it does not own directly or indirectly in accordance with the attribution rules of Section 1231(a)(3) of the Puerto Rico Code fifty percent (50%) or more of the value of the stock of any Lender.

ARTICLE VI

COVENANTS

Each Borrower agrees that, so long as any Lender has any Commitment hereunder to such Borrower or any Loan or any Obligation of such Borrower hereunder shall remain unpaid or unsatisfied:

Section  6.1 Information.  Such Borrower will deliver to the Administrative Agent and each of the Lenders:

(a)           as soon as available and in any event within 180 days after the end of each fiscal year of such Borrower, a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year (to the extent that such Borrower is required to prepare statements of cash flows in accordance with GAAP), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of nationally recognized standing;

(b)           as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of such Borrower, a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of such Borrower’s fiscal year ended at the end of such quarter setting forth in the case of such statements of income and cash flow in comparative form the figures for the corresponding quarter and the corresponding portion of such Borrower’s fiscal year; provided, however, that no Borrower other than TMCC and TCPR shall be required to provide financial information under this subsection (b);

(c)           simultaneously with the delivery of each set of financial statements referred to in subsection (a) above, a Compliance Certificate;

(d)           within 5 days after any officer of such Borrower obtains knowledge of any Default in respect of such Borrower, if such Default is then continuing, a certificate of a Responsible Officer of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(e)           promptly after the same are available, copies of all annual registration statements (other than exhibits thereto, pricing supplements and any registration statements (x) on Form S-8 or its equivalent or (y) in connection with asset securitization transactions) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which such Borrower shall have filed with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f)           within 15 days after any officer of such Borrower at any time obtains knowledge that any representation or warranty set forth in Section 5.6 would not be true if made at such time, a certificate of a Responsible Officer of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto; and

(g)           from time to time such additional information regarding the financial position or business of such Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

Documents required to be delivered pursuant to Section 6.1(a), (b) or (e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such Borrower posts such documents, or provides a link thereto on such Borrower's website on the Internet at the website address listed on Schedule 9.2; or (ii) on which such documents are posted on such Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) such Borrower shall deliver paper copies of such documents to the Administrative Agent if any Lender requests such Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent at the request of such Lender and (ii) such Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent, which shall notify the Lenders, of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent, the Sub-Agents and the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Administrative Agent, the Sub-Agents, the Arrangers and each Borrower hereby agree that (w) no Borrower Materials shall be made available to Public Lenders unless such Borrower has clearly and conspicuously marked such Borrower Materials “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.8); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent, the Sub-Agents and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section  6.2 Maintenance of Property; Insurance.
(a)           Such Borrower will keep, and will cause each Significant Subsidiary to keep, all material property useful and necessary in the business of such Borrower and its Significant Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

(b)           Such Borrower will maintain, and will cause each Significant Subsidiary to maintain, with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against by companies of established repute engaged in the same or similar business as such Borrower or such Significant Subsidiary, and such Borrower will promptly furnish to the Administrative Agent and the Lenders such information as to insurance carried as may be reasonably requested in writing by the Administrative Agent.

Section 6.3 Conduct of Business and Maintenance of Existence.  Such Borrower will continue, and will cause each Significant Subsidiary to continue, to engage principally in business of the same general type as conducted by such Borrower and its Significant Subsidiaries on the Closing Date and business reasonably related or incidental thereto and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 6.3 shall prohibit (i) any merger or consolidation involving such Borrower which is permitted by Section 6.6, (ii) the merger of a Significant Subsidiary into such Borrower or the merger or consolidation of a Significant Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Significant Subsidiary and if, in each case, after giving effect thereto, no Default with respect to such Borrower shall have occurred and be continuing or (iii) the termination of the corporate existence of any Significant Subsidiary if such Borrower in good faith determines that such termination is in the best interest of such Borrower and is not materially disadvantageous to the Lenders.

Section  6.4 Compliance with Laws.  Such Borrower will comply, and cause each Significant Subsidiary to comply, in all material respects with all applicable Laws (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Section  6.5 Negative Pledge.  Such Borrower will not pledge or otherwise subject to any lien any property or assets of such Borrower unless the Loans and the Obligations of such Borrower under this Agreement are secured by such lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided, however, that such covenant will not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 20% of Net Tangible Assets (as defined below) of such Borrower and its Consolidated Subsidiaries and also will not apply to:

(a)           the pledge of any assets of such Borrower to secure any financing by such Borrower of the exporting of goods to or between, or the marketing thereof in, jurisdictions other than the United States, Puerto Rico, Canada, the Netherlands, Germany and the United Kingdom in connection with which such Borrower reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

(b)           the pledge of receivables of such Borrower payable in currencies other than US Dollars to secure borrowings in jurisdictions other than the United States, Puerto Rico, Canada, the Netherlands, Germany and the United Kingdom;

(c)           any deposit of assets of such Borrower in favor of any governmental bodies to secure progress, advance or other payments under a contract or statute;

(d)           any lien or charge on any property of such Borrower, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

(e)           bankers’ liens or rights of offset;

(f)           any lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

(g)           any lien to secure nonrecourse obligations in connection with such Borrower’s engaging in leveraged or single-investor lease transactions;

(h)           any lien to secure payment obligations with respect to (x) rate swap transactions, swap options, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, credit protection transactions, credit swaps, credit default swaps, credit default options, total return swaps, credit spread transactions, repurchase transactions, reverse repurchase transactions, buy/sell-back transactions, securities lending transactions, weather index transactions, or forward purchases or sales of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), or (y) transactions that are similar to those described above;

(i)           for the avoidance of doubt, any lien or security interest granted or arising in connection with a bona fide securitization transaction by which such Borrower sells vehicle loan receivables, vehicle installment contracts, vehicle leases (together with or without the underlying vehicles), and/or other accounts receivable or assets, the records relating thereto and the proceeds, rights and benefits accruing to it thereunder (the “Securitized Assets”) and underlying vehicles or assets if not included with the Securitized Assets to a trust or entity established for the purpose of, among other things, purchasing, holding or owning Securitized Assets; and

(j)           any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing clauses (a) to (i), inclusive, of this Section 6.5; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

“Net Tangible Assets” means, with respect to any Borrower, the aggregate amount of assets (less applicable reserves and other properly deductible items) of such Borrower and its Consolidated Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of such Borrower and its Consolidated Subsidiaries, all as set forth on the most recent balance sheet of such Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

Section  6.6 Consolidations. Mergers and Sales of Assets.  (a) Such Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease (whether in one transaction or in a series of transactions) all or substantially all of its properties and assets to any Person, unless:

(i)           the Person formed by such consolidation or into which such Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of such Borrower shall be a Person organized and existing under the Laws of the jurisdiction of organization of such Borrower, the United States of America, any State thereof, the District of Columbia or Puerto Rico or, in the case of TCCI, Canada or any province of Canada (the “Successor Corporation”) and shall expressly assume, by an amendment or supplement to this Agreement, signed by such Borrower and such Successor Corporation and delivered to the Administrative Agent, such Borrower’s obligation with respect to the due and punctual payment of the principal of and interest on all the Loans made to such Borrower and the due and punctual payment of all other Obligations payable by such Borrower hereunder and the performance or observance of every covenant herein on the part of such Borrower to be performed or observed;

(ii)           immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of such Borrower as a result of such transaction as having been incurred by such Borrower at the time of such transaction, no Default with respect to such Borrower shall have happened and be continuing;

(iii)           if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of such Borrower would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by Section 6.5 hereof, such Borrower or the Successor Corporation, as the case may be, takes such steps as shall be necessary effectively to secure the Loans and the

Obligations of such Borrower under this Agreement equally and ratably with (or prior to) all indebtedness secured thereby; and

(iv)           such Borrower has delivered to the Administrative Agent a certificate signed by a Responsible Officer, together with a written opinion or opinions of counsel satisfactory to the Administrative Agent (who may be counsel to such Borrower), stating that such amendment or supplement to this Agreement complies with this Section 6.6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)           Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all of the properties and assets of such Borrower in accordance with Section 6.6(a), the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, such Borrower under this Agreement and the Loans with the same effect as if the Successor Corporation had been named as a Borrower therein and herein, and thereafter, such Borrower, except in the case of a lease of such Borrower’s properties and assets, shall be released from its liability as obligor on any of the Loans and under this Agreement.

Section  6.7 Use of Proceeds.  The proceeds of the Loans made under this Agreement will be used by such Borrower for its general corporate purposes including, without limitation, the refunding of its maturing commercial paper.  None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate of buying or carrying any “margin stock” within the meaning of Regulation U.  During the Tranche A Availability Period, the Tranche B Availability Period, the Tranche C Availability Period and the Tranche D Availability Period, as applicable, subject to the other terms and conditions of this Agreement, such Borrower may request and use the proceeds of Loans of one Type to repay outstanding Loans of another Type.

ARTICLE VII

DEFAULTS

Section  7.1 Events of Default.  If one or more of the following events (“Events of Default”) shall have occurred and be continuing with respect to a Borrower:

(a)           such Borrower shall fail to pay when due any principal of any Loan made to it or shall fail to pay within 5 days of the due date thereof any interest on any Loan, any fees or any other amount payable by it hereunder;

(b)           such Borrower shall fail to observe or perform any covenant contained in Section 6.1(d), Section 6.5, Section 6.6 or Section 6.7;

(c)           such Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to such Borrower by the Administrative Agent at the request of any Lender;

(d)           any representation, warranty, certification or statement made by such Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e)           indebtedness for borrowed money of such Borrower or any of its Subsidiaries in an aggregate outstanding amount in excess of US$ 50,000,000 or its Dollar Equivalent shall not be paid when due or shall be accelerated prior to its stated maturity date and, within 10 days after written notice thereof is given to such Borrower by the Administrative Agent, such indebtedness shall not be discharged or such acceleration shall not be rescinded or annulled;

(f)           such Borrower or any Significant Subsidiary of such Borrower shall commence or consent to the commencement of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding;

(g)           any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of US$10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of US$50,000,000;

(h)           judgments or orders for the payment of money in excess of US$50,000,000 or its Dollar Equivalent in the aggregate shall be rendered against such Borrower or any Significant Subsidiary of such Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

(i)           such Borrower shall cease to be a TMC Consolidated Subsidiary;

then, and in every such event, the Administrative Agent shall, at the request of, or may, with the consent of, the applicable Required Lenders and after notice to the applicable Borrower (i) terminate the commitment of each Lender to make Loans to such Borrower, and they shall thereupon terminate, and (ii) declare the unpaid principal amount of all outstanding Loans made to such Borrower, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document by such Borrower to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans to such Borrower shall automatically terminate, the unpaid principal amount of all outstanding Loans made to such Borrower and all interest and other amounts as aforesaid shall automatically become due and payable.

Section 7.2 Application of Funds. After the exercise of remedies provided for in Section 7.1 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations of any Borrower shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations of such Borrower constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations of such Borrower constituting fees, indemnities and other amounts (other than principal and interest) payable to the appropriate Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations of such Borrower constituting accrued and unpaid interest on the Loans, ratably among the appropriate Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations of such Borrower constituting unpaid principal of the Loans, ratably among the appropriate Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations of such Borrower have been indefeasibly paid in full, to such Borrower or as otherwise required by Law.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

           Section 8.1 Appointment and Authorization of Administrative Agent.  Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

           Section 8.2 Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

           Section 8.3 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any Affiliate thereof.

Section 8.4 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the applicable Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other

Loan Document in accordance with a request or consent of the applicable Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 8.5 Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default as may be directed by the applicable Required Lenders in accordance with Article VII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

Section 8.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender acknowledges that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to a Borrower hereunder.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

Section 8.7 Indemnification of Administrative Agent.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, and hold harmless each Agent-

Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the applicable Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section; provided, further, that such Indemnified Liability was incurred by or asserted against such Agent-Related Person acting as or for the Administrative Agent in connection with such capacity.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers.  The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 8.8 Administrative Agent in its Individual Capacity.  Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Borrower and its Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding a Borrower or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of a Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

Section 8.9 Successor Administrative Agent and Sub-Agents.  (a) The Administrative Agent and each Sub-Agent may resign as Administrative Agent or Sub-Agent, as applicable, upon 30 days’ notice to the applicable Lenders.  If (i) the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, (ii) the Canadian Sub-Agent resigns, the Required Lenders referred to in paragraph (c) in the definition of “Required Lenders” shall appoint from among the Tranche C Lenders a successor Canadian sub-agent, which shall be a bank that is not a non-resident of Canada for the purposes of Part XIII of the Canadian ITA and (iii) the Swing Line Agent resigns, the Required Lenders shall appoint from among the Swing Line Lenders a successor Swing Line agent, which shall be a bank with an office in the United Kingdom, or an Affiliate of any such bank with an office in the United Kingdom, which successor, in each case, shall be consented to by the Borrowers in writing at all times other than during the existence of an Event of Default (which consent of the Borrowers shall not be unreasonably withheld).  If no such successor is so appointed prior to the effective date of the resignation of the Administrative Agent or applicable Sub-Agent, the Administrative Agent or Sub-Agent, as applicable, may appoint, after consulting with the Lenders and the Borrowers, a successor meeting the qualifications set forth above.  Upon the acceptance of its appointment as successor administrative agent or sub-agent hereunder, the Person acting as such successor administrative agent or sub-agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Sub-Agent and the term “Administrative Agent” or “Sub-Agent”, as applicable, shall mean such successor administrative agent or sub-agent, and the retiring Administrative Agent’s or Sub-Agent’s appointment, powers and duties as Administrative Agent or Sub-Agent shall be terminated.  After any retiring Administrative Agent’s or Sub-Agent’s resignation hereunder as Administrative Agent or Sub-Agent, the provisions of this Article VIII and Sections 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Sub-Agent under this Agreement.  If no successor administrative agent or sub-agent, as applicable, has accepted appointment as Administrative Agent or Sub-Agent by the date which is 30 days following a retiring Administrative Agent’s or Sub-Agent’s notice of resignation, the retiring Administrative Agent’s or Sub-Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Sub-Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Committed Loans pursuant to subsection 9.7(b), Bank of America may, upon 30 days’ notice to the Borrowers, resign as Swing Line Agent and Swing Line Lender.  In the event of any such resignation as Swing Line Agent and Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Swing Line Agent and successor Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as Swing Line Agent and Swing Line Lender.  If Bank of America resigns as Swing Line Agent and Swing Line Lender, it shall retain all the rights of the Swing Line Agent and Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.16(c).  Upon the appointment of a successor Swing Line Agent and Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Agent and Swing Line Lender.

Section 8.10 Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to a Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing by such Borrower and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.8 and Section 9.4) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.8 and Section 9.4.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.11 Other Agents, Arrangers and Managers.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 8.12 Canadian Sub-Agent.  The Canadian Sub-Agent is not a non-resident of Canada for purposes of Part XIII of the Canadian ITA and, as such, it and not the Administrative Agent has been designated under this Agreement to carry out certain duties of the Administrative Agent in respect of TCCI.  The Canadian Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Administrative Agent, and each of TCCI and the Tranche C Lenders agrees that the Canadian Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Administrative Agent under this Agreement as relate to the performance of its obligations hereunder.  References in Sections 2.15 and 3.1 to the Administrative Agent shall also include the Canadian Sub-Agent.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments, Etc.  Except as otherwise set forth in the last sentence of this Section, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the applicable Required Lenders and the applicable Borrower, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.1(a) without the written consent of each Lender;

(b)           extend or increase the Commitment or Commitment Cap of any Lender (or reinstate any Commitment terminated pursuant to Section 7.1) without the written consent of such Lender;

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the applicable Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate;

(e)           change Section 2.12 or Section 7.2 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each affected Lender;

(f)           amend Section 1.6 or the definition of “Alternative Currency” without the written consent of each Lender; or

(g)           change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender that has a Commitment under the affected Tranche;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Agent in addition to the Lenders required above, affect the rights or duties of such Swing Line Agent under this Agreement; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, any amendment or waiver of any term of any Money Market Loan (except the increase in the principal amount thereof or the extension of any Interest Period until after the Revolving Maturity Date applicable to the Borrower of such Loan) made by a Lender hereunder shall be effective if signed by such Lender and the applicable Borrower and acknowledged by the Administrative Agent and (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

           Section 9.2 Notices and Other Communications; Facsimile Copies.

(a)           General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to a Borrower, the Administrative Agent or the Swing Line Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person.  In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)           Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrowers, the Administrative Agent, the Swing Line Agent and the Lenders.  The Borrowers may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)           Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.1, and to distribute Loan Documents (or amendments or waivers thereto) for execution by the parties thereto, and may not be used for any other purpose.

(d)           Reliance by Administrative Agent, the Swing Line Agent and Lenders. The Administrative Agent, the Swing Line Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of a Responsible Officer of a Borrower or any other Person designated in writing by a Responsible Officer of a Borrower to the Administrative Agent and the Swing Line Agent even if (i) such notices were not otherwise made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Responsible Officer of a Borrower or any other Person designated in writing by a Responsible Officer of a Borrower to the Administrative Agent.  All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

           (e)           Designation of Representative for Borrowers. Each of TMCC, TCPR and TCCI (each, an “Other Borrower”), by its execution of this Agreement, hereby irrevocably appoints each of TMCC and TMFNL, acting alone, and with full power of substitution, as its agent and representative hereunder (in such capacity, each a “Borrowers’ Representative”), and hereby authorizes, directs and empowers each of TMCC and TMFNL, acting alone, and with full power of substitution, to act for and in the name of such Other Borrower and as its agent and representative hereunder and under the other instruments and agreements referred to herein.  TMCC and TMFNL hereby accept each such appointment.  Each Other Borrower hereby irrevocably authorizes each of TMCC and TMFNL, acting alone and with full power of substitution, to take such action on such Other Borrower’s behalf and to exercise such powers hereunder, under the other Loan Documents, and under the other agreements and instruments referred to herein or therein as may be contemplated being taken or exercised by such Other Borrower by the terms hereof and thereof, together with such powers as may be incidental thereto, including, without limitation, to borrow hereunder and deliver Requests for Loans hereunder, to convert, continue, repay or prepay Loans made hereunder, to increase, reduce or terminate the Commitments, to pay interest, fees, costs and expenses incurred in connection with the Loans, this Agreement, the other Loan Documents, and the other agreements and instruments referred to herein or therein, to receive from or deliver to the Administrative Agent or any Sub-Agent any notices, statements, reports, certificates or other documents or instruments contemplated herein, in the other Loan Documents or in any other agreement or instrument referred to herein, to receive from or transmit to the Administrative Agent or any Sub-Agent any Loan proceeds or payments, and to execute any agreements, amendments, modifications, supplements or other documents or instruments in connection with this Agreement or the other Loan Documents on its behalf, and in each case such Other Borrower shall be bound as though the Other Borrower itself had duly taken such action.  The Administrative Agent, each Sub-Agent and each Lender shall be entitled to rely on the appointment and authorization of each Borrowers’ Representative with respect to all matters related to this Agreement, the other Loan Documents and any other agreements or instruments referred to herein or therein whether or not any particular provision hereof or thereof specifies that such matters may or shall be undertaken by Borrowers’ Representative.  In reliance hereon, the Administrative Agent, each Sub-Agent and each Lender may deal with either of the Borrowers’ Representatives alone with the same effect as if the Administrative Agent, such Sub-Agent or such Lender had dealt with each Other Borrower separately and individually.  In the event of any conflict between any notices, communications or other acts of the Borrowers’ Representative and those of any Other Borrower, the notices, communications and acts of the Borrowers’ Representative shall prevail; provided, however, that nothing in this Section 9.2(e) shall authorize either Borrowers’ Representative to deliver a Compliance Certificate or a notice required to be delivered pursuant to Section 6.1(d) or (f) on behalf of an Other Borrower, and the parties hereto acknowledge that any Compliance Certificate or notice required to be delivered pursuant to Section 6.1(d) or (f) by a Borrower pursuant to this Agreement must be provided directly by a Responsible Officer of such Borrower.

Section 9.3 No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 9.4 Attorney Costs and Expenses ..  The Borrowers agree (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of a single counsel (and one local counsel in each jurisdiction where required or other additional counsel to the extent required due to a conflict of interest), and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all reasonable search and filing charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Administrative Agent and the reasonable cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.  All amounts due under this

Section 9.4 shall be payable within ten Business Days after delivery to the Borrowers of a certificate setting forth in reasonable detail the basis for the amounts demanded.  The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  Notwithstanding anything to the contrary contained in this Agreement, (i) this Section 9.4 shall not govern any indemnification or other amounts relating to or attributable to taxes, and (ii) all indemnification and other amounts relating or attributable to taxes shall be governed solely and exclusively by Section 3.1.

Section 9.5 Indemnification by the Borrowers.  Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (collectively “Losses”) which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  All amounts due under this Section 9.5 shall be payable within 10 Business Days after the Borrowers receive demand therefor setting forth in reasonable detail the basis for such demand.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.  Notwithstanding the foregoing, the Borrowers shall not, in connection with any single proceeding or series of related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm or internal legal department (in addition to any local counsel) for all Indemnitees, such firm or internal legal department to be selected by the Administrative Agent; provided that if an Indemnitee shall have reasonably concluded that (i) there may be legal defenses available to it which are different from or additional to those available to other Indemnitees and may conflict therewith or (ii) the representation of such Indemnitee and the other Indemnitees by the same counsel would otherwise be inappropriate under applicable principles of professional responsibility, such Indemnitee shall have the right to select and retain separate counsel to represent such Indemnitee in connection with such proceeding(s) at the expense of the Borrowers.  Notwithstanding anything to the contrary contained in this Agreement, (i) this Section 9.5 shall not govern Losses or other amounts relating to or attributable to taxes, and (ii) all Losses and other amounts relating or attributable to taxes shall be governed solely and exclusively by Section 3.1.

Section 9.6 Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises any right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

Section 9.7 Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Committed Loans (including for purposes of this subsection (b), participations in Swing Line Loans) at the time owing to it); provided that any assignment shall be subject to the following additional conditions (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Committed Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (f) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Committed Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than US$10,000,000 (provided that, in the case of TMFNL, such amount shall not be less than the Dollar Equivalent of EUR 50,000) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing in respect of such Borrower, the applicable Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Committed Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender or an Affiliate of a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) if the assigning Lender has a Commitment in more than one Tranche, such Lender shall make a pro rata assignment to its assignee of its Commitments under each such Tranche; and (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500, which fee may be waived by the Administrative Agent in its sole discretion.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1 (with respect to periods it was a Lender), 3.4, 3.5, 9.4 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.  If the Eligible Assignee is required to deliver documents pursuant to Section 9.15, it shall deliver those documents to the applicable Borrower and the Administrative Agent in accordance with Section 9.15.

(c)           The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any of the Borrowers’ Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) in the case of a Tranche C Lender, such Participant is not a non-resident of Canada for the purposes of Part XIII of the Canadian ITA, (iv) in the case of TMFNL, the amount of such participations sold shall not be less than the Dollar Equivalent of EUR 50,000 and (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.1 that directly affects such Participant.  Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.9 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)           A Participant shall not be entitled to receive any greater payment under Section 3.1 or Section 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant shall not be entitled to the benefits of Section 3.1 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of each Borrower, to comply with Section 9.15 as though it were a Lender.

(f)           Each Lender that sells a participation interest in all or a portion of such Lender’s rights and obligations under this Agreement shall record, acting solely for this purpose as non-fiduciary agent of the Borrowers, in book entries (as defined in Temporary Treasury Regulation §5f.103-1) maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of such participating interest.

(g)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)           Where a Lender (the “Designating Lender”) has designated in its Administrative Questionnaire an Affiliate of the Designating Lender as the entity which shall participate in or make Loans to a particular Borrower (i) the Commitment shall be held by the Designating Lender, (ii) such Affiliate shall be entitled to all rights and benefits (other than voting rights, which remain with the Designating Lender) under this Agreement relating to its participation in any Loan and (iii) the Designating Lender shall procure that such Affiliate complies with the corresponding duties in relation to such Loan.

(i)           As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default with respect to such Borrower has occurred and is continuing, the applicable Borrower (each such approval not to be unreasonably withheld or delayed); provided that (w) notwithstanding the foregoing, no Person shall qualify as an Eligible Assignee without the approval of each Swing Line Lender (such approval not to be unreasonably withheld or delayed), (x) notwithstanding the foregoing, “Eligible Assignee” shall not include a Borrower or any of the Borrowers’ Affiliates; and (y) with respect to any Tranche C Commitment or any Tranche C Loans, any Person that is a non-resident of Canada for the purposes of Part XIII of the Canadian ITA shall not qualify as an Eligible Assignee.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Section 9.8 Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority or self-regulatory body; (c) to the extent required by applicable Laws or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of a Borrower; (g) with the consent of the applicable Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Loans.  For the purposes of this Section, “Information” means all information received from a Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.9 Set-off.  Upon the occurrence and during the continuance of any Event of Default with respect to a Borrower, nothing in this Agreement shall preclude any Lender, at any time and from time to time, from exercising any right of set off, counterclaim, or other rights it may have otherwise than under this Agreement and or from applying amounts realized against any and all Obligations owing by such Borrower to such Lender hereunder or under any other Loan Document, now or hereafter existing.  Each Lender agrees promptly to notify the applicable Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.10 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.

           Section 9.11 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           Section 9.12 Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 9.13 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

           Section 9.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           Section 9.15 Tax Forms.

(a)           (i)  Each Tranche A Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to TMCC (with a copy to the Administrative Agent), prior to becoming a party to this Agreement (or upon accepting an assignment of an interest herein) two duly signed completed copies of (x) IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by TMCC pursuant to this Agreement), (y) IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by TMCC pursuant to this Agreement) or (z) such other evidence satisfactory to TMCC and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code.  Thereafter and from time to time, and as reasonably requested by TMCC in writing, each such Foreign Lender shall, to the extent it may lawfully do so, (A) promptly submit to TMCC (with a copy to the Administrative Agent) such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to TMCC of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by TMCC pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that TMCC make any deduction or withholding for or on account of United States taxes from amounts payable to such Foreign Lender.  In addition, in relation to all payments to be made to a Tranche A Lender by TFSUK, such Lender shall cooperate, to the extent it is able to do so, with TFSUK in completing any procedural formalities necessary for TFSUK to obtain authorization to make such a payment without a deduction or withholding for or on account of UK Taxes including, to the extent reasonably practicable, making and filing an appropriate application for relief under a double taxation agreement.

(ii)           With respect to each Lender that provides Loans to either TKG or TLG, to the extent under applicable law such Lender can provide TKG or TLG, as applicable, with a certificate, statement or form required by the German taxing authorities in order to be eligible for exemption from, or reduction of, withholding taxes under German tax law, such Lender shall execute and deliver such certificate, statement or form at the time it becomes a party to this Agreement and from time to time as reasonably requested by TKG or TLG, as applicable.

(iii)           As of the date that each Lender becomes a Tranche B Lender under this Agreement, each such Lender represents and warrants to the Administrative Agent and TCPR that it is an Exempt Lender and agrees that, if Puerto Rico or United States taxing authorities at any time after the date of this Agreement require that such Lender deliver any certificate, statement or form as a condition to exemption from, or reduction of, withholding taxes under the Puerto Rico Code or the Code on any payments by TCPR to such Lender under this Agreement, such Lender shall deliver such certificate, statement or form to the Administrative Agent prior to becoming a party to this Agreement (or upon accepting an assignment of an interest herein).  Thereafter and from time to time or as reasonably requested by TCPR in writing, each such Lender, to the extent it may lawfully do so, shall (A) promptly submit to TCPR (with a copy to the Administrative Agent) such duly completed and signed certificates, statements or forms as shall be adopted from time to time by the relevant Puerto Rico or United States taxing authorities and such other evidence as is satisfactory to TCPR of any available exemption from, or reduction of, Puerto Rico and United States withholding taxes in respect of all payments to be made to such Lender by TCPR pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that TCPR make any deduction or withholding on or account of Puerto Rico taxes from amounts payable to such Lender.

(iv)           As of the date that each Lender becomes a Tranche C Lender under this Agreement, each such Lender represents and warrants to the Administrative Agent and TCCI that it is not a non-resident in Canada for the purposes of Part XIII of the Canadian ITA and agrees that as long as it is a Tranche C Lender it will not be a non-resident of Canada for the purposes of Part XIII of the Canadian ITA.  To the extent a Tranche C Lender can lawfully provide TCCI with a certificate, statement or form required by the Canadian taxing authorities in order to be eligible for exemption from, or reduction of, withholding taxes under Canadian tax law, such Lender shall execute and deliver such certificate, statement or form at the time it becomes a party to this Agreement and from time to time as reasonably requested by TCCI.

(v)           Each Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to TMCC (with a copy to the Administrative Agent) on the date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of TMCC or the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the certificates, statements or forms required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not, in the case of a Tranche A Lender, subject to United States withholding tax or in the case of a Tranche B Lender, subject to Puerto Rico or United States withholding tax; (B) any information such Lender chooses to transmit with such certificates, statements or forms, and any other certificate or statement of exemption required under the Code; and (C) in the case of a Tranche C Lender evidence that no Person for whom such Lender is receiving any portion of any sums paid or payable to such Lender is a non-resident of Canada for purposes of Part XIII of the Canadian ITA.

(vi)           No Borrower (other than TFSUK) shall be required to pay any additional amount to any Lender under Section 3.1 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits pursuant to this Section 9.15(a) or (B) if such Lender shall have failed to satisfy its obligations under this Section 9.15(a); provided that if such Lender shall have satisfied the requirement of this Section 9.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 9.15(a) shall relieve such Borrower of its obligation to pay any amounts pursuant to Section 3.1 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(vii)           The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which a Borrower is not required to pay additional amounts under this Section 9.15(a).

(b)           Upon the request of TMCC or the Administrative Agent in writing, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9.  If such Lender fails to deliver such forms, then TMCC or the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code.

(c)           If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent.  The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

           Section 9.16 Replacement of Lenders.  Under any circumstances set forth herein providing that a Borrower shall have the right to replace a Lender as a party to this Agreement and (i) if any Lender is a Defaulting Lender, (ii) any Lender has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or (iii) any Lender fails to consent to an amendment, modification or waiver of this Agreement, or to a request that Eurocurrency Rate Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency”, that pursuant to the terms hereof requires consent of all of the Lenders or all of the Lenders affected thereby (provided that, (x) such amendment, modification, waiver or currency request has been consented to by the Required Lenders and (y) all such non-consenting Lenders are replaced on the same terms), such Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by such Borrower in such instance) pursuant to Section 9.7(b) to one or more other Lenders or Eligible Assignees procured by such Borrower; provided, however, that if such Borrower elects to exercise such rights with respect to any Lender pursuant to Section 3.6(c), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.1 or 3.4.  The applicable Borrower shall (y) pay in full all principal, accrued interest, accrued fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.5) and (z) release such Lender from its obligations under the Loan Documents.  Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans.

           Section 9.17 Governing Law.

(a)           THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK IN

THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c)           EACH BORROWER OTHER THAN TMCC HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS TMCC, IN THE CASE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT, AND TMCC HEREBY IRREVOCABLY ACCEPTS SUCH DESIGNATION, APPOINTMENT AND EMPOWERMENT.  SUCH SERVICE MAY BE MADE BY MAILING (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING A COPY OF SUCH PROCESS TO SUCH BORROWER IN CARE OF TMCC AT TMCC’S ADDRESS SPECIFIED IN SCHEDULE 9.2, AND EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS TMCC TO ACCEPT SUCH SERVICE ON ITS BEHALF.  AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) OF COPIES OF SUCH PROCESS TO TMCC OR THE BORROWER OR SUCH LOAN PARTY AT ITS ADDRESS SPECIFIED IN SCHEDULE 9.2.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 9.18 No Advisory or Fiduciary ResponsibilityIn connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, the Sub-Agents, the Arrangers or the Lenders has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, nor any Sub-Agent, nor any Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

           Section 9.19 PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Agent, as applicable, to identify such Borrower in accordance with the Act.

           Section 9.20 Judgment.  (a)  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in US Dollars or Canadian Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase US Dollars or Canadian Dollars with such other currency at Bank of America’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(b)           The obligation of any Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative

Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

Section 9.21 Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.

By:  /s/Takahisa Iizuka

TOYOTA MOTOR CREDIT CORPORATION

By:  /s/George Borst

Title:  President and Chief Executive Officer

TOYOTA FINANCIAL SERVICES (UK) PLC

By:  /s/David Betteley

Title:  Managing Director

TOYOTA KREDITBANK GMBH

By:  /s/ Peter Pollhammer

Title:  Managing Director

By:  /s/ Chris Ruben

Title:  Managing Director

TOYOTA CREDIT DE PUERTO RICO CORP.

By:  /s/ George Borst

Title:  President and Chief Executive Officer

TOYOTA CREDIT CANADA INC.

By:  /s/ Lorenzo Baldesarra

Title:  President

[Signature Page]

TOYOTA LEASING GMBH

By:  /s/ Peter Pollhammer

Title:  Managing Director

By:  /s/ Chris Ruben

Title:  Managing Director

[Signature Page]

BANK OF AMERICA, N.A., as

Administrative Agent, Swing Line Agent, a Swing Line Lender and a Lender

By:  /s/ Alan Roche

Title:  Managing Director

BANK OF AMERICA, N.A., acting through its Canada Branch

as Canadian Sub-Agent and as a Lender

By:  /s/ Nelson Lam

Title:  Vice President

CITIBANK, N.A., as

a Syndication Agent, Swing Line Lender and a Lender

By:  /s/ Kevin Ege

Title:  Vice President

CITIBANK N.A., CANADIAN BRANCH,

as a Lender

By:  /s/ Niyousha Zarinpour

Title:  Authorized Signer

BANK OF TOKYO-MITSUBISHI UFJ, LTD,

as a Documentation Agent and as a Lender

By:  /s/ Akira Ryu

Title:  Vice President & Manager

[Signature Page]

BANK OF TOKYO MITSUBISHI UFJ

(CANADA), as a Lender

By:  /s/ Kazuo Nakatsuru

Title:  Senior Vice President

BNP PARIBAS,

as a Documentation Agent and as a Lender

By:  /s/ Nader Tannous

Title:  Vice President

By:  /s/ Michael Pearce

Title:  Director

BNP PARIBAS (CANADA),

as a Lender

By:  /s/ Colin Dickinson

Title:  Director Corporate Banking

By:  /s/ Don R. Lee

Title:  Managing Director Corporate Banking

JPMORGAN CHASE BANK, N.A.,

as a Documentation Agent as a Lender

By:  /s/ Frances F. Bonham

Title:  Managing Director

[Signature Page]

JPMORGAN CHASE BANK, N.A.,

Toronto Branch

as a Lender

By:  /s/ Drew McDonald

Title:  Executive Director

BARCLAYS BANK PLC,

as a Lender

By:  /s/ Nicholas Bell

Title:  Director

DEUTSCHE BANK AG, NEW YORK BRANCH,

as a Lender

By:  /s/ Hans-Josef Thiele

Title:  Director

By:  /s/ Rainer Meier

Title:  Vice President

DEUTSCHE BANK AG, CANADA BRANCH,

as a Lender

By:  /s/ Paul M. Jurist

Title:  Chief Country Officer

By:  /s/ Robert A. Johnston

Title:  Director

[Signature Page]

HSBC BANK USA, NATIONAL ASSOCIATION,

as a Lender

By:  /s/ Christopher M. Samms

Title:  Senior Vice President

HSBC Bank USA, National Association (Tornoto Branch)

as a Lender

By:  /s/ Sophia Soofi

Title:  Authorized Signatory

By:  /s/ Gabriella King

Title:  Authorized Signatory

ROYAL BANK OF CANADA,

as a Lender

By:  /s/ Meredith Majesty

Title:  Authorized Signatory

By:  /s/ Matthew Balicki

Title:  Attorney-in-fact

By:  /s/ Michael Atherton

Title:  Managing Director

[Signature Page]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:  /s/ Yoshiaki Kageyama

Title:  Senior Vice President

By:  /s/ Konstantinos Karabalis

Title:  Assistant General Manager

By:  /s/ Koichi Matsuki

Title:  Deputy General Manager,

           Duesseldorf Branch

SUMITOMO MITSUI BANKING CORPORATION OF CANADA,

as a Lender

By:  /s/ Gotaro Michihiro

Title:  President & C.E.O.

BANCO SANTANDER, S.A. NY BRANCH,

as a Lender

By:  /s/ Paul Lammey

Title:  Executive Director

By:  /s/ Frank G. English IV

Title:  Managing Director

[Signature Page]

CREDIT SUISSE, Cayman Islands Branch,

as a Lender

By:  /s/ Mark Gleason

Title:  Managing Director

By:  /s/ Mikhail Faybusovich

Title:  Vice President

ING BANK N.V., DUBLIN BRANCH,

as a Lender

By:  /s/ Sean Hassett

Title:  Director

By:  /s/ Emma Condon

Title:  Vice President

MERRILL LYNCH BANK USA.,

as a Lender

By:  /s/ Louis Alder

Title:  Director

MIZUHO CORPORATE BANK, LTD., LOS ANGELES AGENCY,

as a Lender

By:  /s/ Joe Kitahara

Title:  Joint General Manager

[Signature Page]

MIZUHO CORPORATE BANK, LTD., CANADA BRANCH,

as a Lender

By:  /s/ Hironobu Shiraishi

Title:  Joint General Manager

MORGAN STANLEY BANK

as a Lender

By:  /s/ Daniel Twenge

Title:  Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC,

as a Lender

By:  /s/ Frank Guerra

Title:  Managing Director

TORONTO DOMINION BANK,

as a Lender

By:  /s/ Jackie Barrett

Title:  Authorized Signatory

UBS LOAN FINANCE LLC,

as a Lender

By:  /s/ Irja R. Otsa

Title:  Associate Director

By:  /s/ Mary E. Evans

Title:  Associate Director

[Signature Page]

UBS AG CANADA BRANCH,

as a Lender

By:  /s/ David Hanslip

Title:  Director

By:  /s/ Amy Fung

Title:  Director

CIBC INC.,

as a Lender

By:  /s/ Dominic J. Sorresso

Title:  Executive Director

CANADIAN IMPERIAL BANK OF COMMERCE

as a Lender

By:  /s/ David J. Cohen

Title:  Executive Director

By:  /s/ Ralph Sehgal

Title:  Executive Director

INTESA SANPAOLO S.P.A.,

as a Lender

By:  /s/ Paul Samuels

Title:  Senior Relationship Manager

By:  /s/ Christopher Piper

[Signature Page]

WACHOVIA BANK, NATIONAL ASSOCIATION,

as a Lender

By:  /s/ James Travagline

Title:  Vice President

FIFTH THIRD BANK,

as a Lender

By:  /s/ Gary Losey

Title:  Vice President

SOCIETE GENERALE,

as a Lender

By:  /s/ Victor Macedo

Title:  Vice President

SOCIETE GENERALE (CANADA BRANCH),

as a Lender

By:  /s/ David Baldoni

Title:  Managing Director

By:  /s/ Vincent Gonzalez

Title:  Vice President

NORDEA BANK FINLAND PLC,

as a Lender

By:  /s/ Henrik M. Steffensen

[Signature Page]

Title:  Senior Vice President

By:  /s/ Gerald E. Chelius

Title:  SVP Credit

PNC BANK, NATIONAL ASSOICATION,

as a Lender

By:  /s/ Philip K. Liebscher

Title:  Senior Vice President

THE BANK OF NEW YORK,

as a Lender

By:  /s/ Kim A. Daffinger

Title:  Vice President

BANCO POPULAR DE PUERTO RICO,

as a Lender

By:  /s/ Hector J. Gonzalez

Title:  Vice President

[Signature Page]

SCHEDULE 1.1

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.  The Administrative Agent will, at the request of any Borrower or any Lender, deliver to such Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.
The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent.  This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as

Schedule 1.1

an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”
is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
If requested by the Administrative Agent or any Borrower, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the

Schedule 1.1

Administrative Agent and such Borrower, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.
Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10.
The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.
The Administrative Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which

Schedule 1.1

replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Schedule 1.1

                                                                                    SCHEDULE 2.1<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

                                       COMMITMENTS
                                        AND PRO RATA SHARES

Lender	Tranche A Commitment (US$)	Tranche B Commitment (US$)	Tranche C Commitment (US$)	Tranche D Commitment (US$)	Swing Line Commitment (US$)	Commitment Cap (US$)
Bank of America, N.A. (Tranche C Commitment is held by Bank of America, Canada Branch)	484,166,666.5	35,166,666.5	60,000,000	35,166,666.5	500,000,000	484,166,666.5
Citibank, N.A. (Tranche C Commitment is held by Citibank, N.A., Canadian Branch)	484,166,666.5	35,166,666.5	60,000,000	35,166,666.5	500,000,000	484,166,666.5
Bank of Tokyo-Mitsubishi UFJ, Ltd (Tranche C Commitment is held by Bank of Tokyo Mitsubishi UFJ (Canada))	385,000,000	25,000,000	41,666,667	25,000,000	0	385,000,000
BNP Paribas (Tranche C Commitment is held by BNP Paribas (Canada))	385,000,000	25,000,000	20,833,333	25,000,000	0	385,000,000
JP Morgan Chase Bank NA (Tranche C Commitment is held by JP Morgan Chase Bank, N.A., Toronto Branch)	385,000,000	25,000,000	35,000,000	25,000,000	0	385,000,000
Barclays Bank PLC	250,000,000	15,000,000	0	15,000,000	0	250,000,000

1

Lender	Tranche A Commitment (US$)	Tranche B Commitment (US$)	Tranche C Commitment (US$)	Tranche D Commitment (US$)	Swing Line Commitment (US$)	Commitment Cap (US$)
Deutsche Bank AG, New York Branch (Tranche C Commitment is held by Deutsche Bank AG, Canada Branch)	100,000,000	7,000,000	50,000,000	7,000,000	0	100,000,000
HSBC Bank USA, National Association (Tranche C Commitment is held by HSBC Bank USA, National Assoication (Toronto Branch)	250,000,000	15,000,000	41,666,667	15,000,000	0	250,000,000
Royal Bank of Canada	166,666,667	10,000,000	166,666,667	11,250,000	0	166,666,667
Sumitomo Mitsui Banking Corporation (Tranche C Commitment is held by Sumitomo Mitsui Banking Corporation of Canada)	250,000,000	15,000,000	41,666,667	15,000,000	0	250,000,000
Banco Santander Central Hispano, S.A. NY Branch	160,000,000 0	10,000,000 0	0	11,250,000 0	0	160,000,000 0
Credit Suisse, Cayman Islands Branch	160,000,000 0	10,000,000 0	0	11,250,000 0	0	160,000,000 0
ING Bank N.V., Dublin Branch	160,000,000 0	10,000,000 0	0	11,250,000 0	0	160,000,000 0
Merrill Lynch Bank USA	160,000,000	10,000,000	0	11,250,000	0	160,000,000
Mizuho Corporate Bank, Ltd. Los	160,000,000	10,000,000	25,000,000	11,250,000	0	160,000,000

2

Lender	Tranche A Commitment (US$)	Tranche B Commitment (US$)	Tranche C Commitment (US$)	Tranche D Commitment (US$)	Swing Line Commitment (US$)	Commitment Cap (US$)
Angeles Agency (Tranche C Commitment is held by Mizuho Corporate Bank, Ltd., Canada Branch)
Morgan Stanley Bank	160,000,000	10,000,000	0	11,250,000	0	160,000,000
The Royal Bank of Scotland plc	116,666,667	8,000,000	0	8,000,000	0	116,666,667
The Toronto Dominion Bank	160,000,000	10,000,000	160,000,000	11,250,000	0	160,000,000
UBS Loan Finance LLC (Tranche C Commitment is held by UBS AG Canada Branch)	125,000,000	9,000,000	25,000,000	9,000,000	0	125,000,000
CIBC, Inc. (Tranche C Commitment is held by Canadian Imperial Bank of Commerce)	80,000,000	5,500,000	80,000,000	5,500,000	0	80,000,000
Intesa Sanpaolo S.p.A.	80,000,000	0	0	0	0	80,000,000
Wachovia Bank, National Association	63,333,333	4,500,000	0	4,500,000	0	63,333,333
Fifth Third Bank	50,000,000	3,500,000	0	3,500,000	0	50,000,000
Societe Generale (Tranche C Commitment is held by Societe Generale (Canada Branch))	50,000,000	3,500,000	25,833,332	3,500,000	0	50,000,000

3

Lender	Tranche A Commitment (US$)	Tranche B Commitment (US$)	Tranche C Commitment (US$)	Tranche D Commitment (US$)	Swing Line Commitment (US$)	Commitment Cap (US$)
Nordea Bank Finland plc	41,666,667	3,000,000	0	3,000,000	0	41,666,667
PNC Bank, National Association	33,333,333	2,000,000	0	2,000,000	0	33,333,333
The Bank of New York	100,000,000	7,000,000	0	7,000,000	0	100,000,000
Banco Popular de Puerto Rico	0	10,000,000	0	0	0	10,000,000
TOTAL:	5,000,000,0000	333,333,333	833,333,333	333,333,333	1,000,000,000	5,010,000,000

4

Lender	Pro Rata Share of Tranche A	Pro Rata Share of Tranche B	Pro Rata Share of Tranche C	Pro Rata Share of Tranche D	Pro Rata Share of Commitment Cap
Bank of America, N.A. (Tranche C Commitment is held by Bank of America, Canada Branch)	9.683333330%	10.549999961%	7.200000003%	10.549999961%	9.664005319%
Citicorp USA, Inc. (Tranche C Commitment is held by Citibank, N.A., Canadian Branch)	9.683333330%	10.549999961%	7.200000003%	10.549999961%	9.664005319%
Bank of Tokyo-Mitsubishi UFJ, Ltd (Tranche C Commitment is held by Bank of Tokyo Mitsubishi UFJ (Canada))	7.700000000%	7.500000008%	5.000000042%	7.500000008%	7.684630739%
BNP Paribas (Tranche C Commitment is held by BNP Paribas (Canada))	7.700000000%	7.500000008%	2.499999961%	7.500000008%	7.684630739%
JP Morgan Chase Bank NA (Tranche C Commitment is held by JP Morgan Chase Bank, N.A., Toronto Branch)	7.700000000%	7.500000008%	4.200000002%	7.500000008%	7.684630739%
Barclays Bank PLC	5.000000000%	4.500000005%	0	4.500000005%	4.990019960%
Deutsche Bank AG, New York Branch (Tranche C Commitment is held by Deutsche Bank AG,	2.000000000%	2.100000002%	6.0000000002%	2.100000002%	1.996007984%

5

Lender	Pro Rata Share of Tranche A	Pro Rata Share of Tranche B	Pro Rata Share of Tranche C	Pro Rata Share of Tranche D	Pro Rata Share of Commitment Cap
HSBC Bank USA, National Association (Tranche C Commitment is held by HSBC Bank USA, National Assoication (Toronto Branch)	5.000000000%	4.500000005%	5.000000042%	4.500000005%	4.990019960%
Royal Bank of Canada	3.333333340%	3.000000003%	20.000000048%	3.375000003%	3.326679980%
Sumitomo Mitsui Banking Corporation (Tranche C Commitment is held by Sumitomo Mitsui Banking Corporation of Canada)	5.000000000%	4.500000005%	5.000000042%	4.500000005%	4.990019960%
Banco Santander Central Hispano, S.A. NY Branch	3.200000000%	3.000000003%	0	3.375000003%	3.193612774%
Credit Suisse, Cayman Islands Branch	3.200000000%	3.000000003%	0	3.375000003%	3.193612774%
ING Bank N.V., Dublin Branch	3.200000000%	3.000000003%	0	3.375000003%	3.193612774%
Merrill Lynch Bank USA	3.200000000%	3.000000003%	0	3.375000003%	3.193612774%
Mizuho Corporate Bank, Ltd. Los Angeles Agency (Tranche C Commitment is held by Mizuho Corporate Bank (Canada))	3.200000000%	3.000000003%	3.000000001%	3.375000003%	3.193612774%
Morgan Stanley Bank	3.200000000%	3.000000003%	0	3.375000003%	3.193612774%

6

Lender	Pro Rata Share of Tranche A	Pro Rata Share of Tranche B	Pro Rata Share of Tranche C	Pro Rata Share of Tranche D	Pro Rata Share of Commitment Cap
The Royal Bank of Scotland plc	2.333333340%	2.400000002%	0	2.400000002%	2.328675988%
The Toronto Dominion Bank	3.200000000%	3.000000003%	19.200000008%	3.375000003%	3.193612774%
UBS Loan Finance LLC (Tranche C Commitment is held by UBS AG Canada Branch)	2.500000000%	2.700000003%	3.000000001%	2.700000003%	2.495009980%
CIBC, Inc. (Tranche C Commitment is held by Canadian Imperial Bank of Commerce)	1.600000000%	1.650000002%	9.600000004%	1.650000002%	1.596806387%
Intesa Sanpaolo S.p.A.	1.600000000%	0	0	0	1.596806387%
Wachovia Bank, National Association	1.266666660%	1.350000001%	0	1.350000001%	1.264138383%
Fifth Third Bank	1.000000000%	1.050000001%	0	1.050000001%	0.998003992%
Societe Generale (Tranche C Commitment is held by Societe Generale (Canada Branch))	1.000000000%	1.050000001%	3.099999841%	1.050000001%	0.998003992%
Nordea Bank Finland plc	0.833333340%	0.900000001%	0	0.900000001%	0.831670000%
PNC Bank, National Association	0.666666660%	0.600000001%	0	0.600000001%	0.665335988%
The Bank of New York	2.000000000%	2.100000002%	0	2.100000002%	1.996007984%
Banco Popular de Puerto Rico	0	3.000000003%	0	0	0.199600798%
TOTAL:	100.00%	100.00%	100.00%	100.00%	100.00%

7

SCHEDULE 9.2
ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for Notices of Payments and Requests for Loans):
•     Bank of America, N.A.
•     2001 Clayton Road
•     Concord, CA  94520
•     Mail Code: CA4-702-02-25
Attention:  Kristine Kelleher
•	Telephone: (925) 675-8373
•	Facsimile: (888) 969-2414
•	Electronic Mail: kristine.l.kelleher@bankofamerica.com
•
•	(for Payments):
US Dollars
Bank of America NA
New York, NY
ABA 026009593
Acct: 3750836479
Ref:  Toyota Motor Credit
Attn:  Kristine Kelleher
•
Euro
Bank of America
London, England
Swift BOFAGB22
Acct: 65280019
Ref:  Toyota Motor Credit

Sterling
Bank of America
London, England
Sort Code: 16-50-50
Swift Code BOFAGB22
Acct: 65280027
Ref:  Toyota Motor Credit

Canadian Dollars
Bank of America
Toronto Canada
Transit # 01312
Swift Code:  BOFACATT

1

Acct: 711465003220
Ref:  Toyota Motor Credit
•

(Other Notices as Administrative Agent):

Bank of America, N.A.
Agency Management
335 Madison Avenue
Mail Code: NY1-503-04-03
New York, NY  10017
Attn: Steven Gazzillo
•	Telephone: (212) 503-8328
•	Facsimile: (212) 901-7842
•	Electronic Mail: steven.gazzillo@bankofamerica.com

CANADIAN SUB-AGENT:

(for Notices of Payments and Requests for Loans):
•     Bank of America, N.A., Canada Branch
•     200 Front Street West, Suite 2700
•        Toronto, Ontario  M5V3L2
•     Attention:  Clara McGibbon
•	Telephone: (416) 349-5484
•	Facsimile: (416) 349-4282
•	Electronic Mail: clara.mcgibbon@bankofamerica.com
•
•	( for Payments):
US Dollar
BankAmerica International New York
335 Madison Avenue, New York, NY. 10017
Swift Code: BOFAUS3N ABA# 026009593
For the Account of: Bank of America, Canada Branch
Account #: 65502-01805
Swift Code: BOFACATT
Ref: Toyota Credit Canada Inc.

Canadian Dollar
LVTS - Large Value Transaction System
Bank of America, N.A., Canada Branch
200 Front Street West, Toronto

2

•
Attn: Agency Loans Admin.
Swift Code: BOFACATT
Transit #: 56792-241 Account #: 90083255
Ref: Toyota Credit Canada Inc.
Euro
BANK OF AMERICA NT & SA LONDON SWIFT CODE BOFAGB22
FOR THE ACCOUNT OF BANK OF AMERICA NA CANADA BRANCH, ACCOUNT # 6008-14866034, SWIFT CODE: BOFACATT.
ATTENTION: LOANS DEPARTMENT. Ref: Toyota Credit Canada Inc.

Sterling
BANK OF AMERICA NT & SA LONDON SWIFT CODE BOFAGB22
FOR THE ACCOUNT OF BANK OF AMERICA NA CANADA BRANCH, ACCOUNT # 14866-018, SWIFT CODE: BOFACATT.
ATTENTION: LOANS DEPARTMENT. Ref: Toyota Credit Canada Inc.

SWING LINE AGENT:

(for Notices of Payments and Requests for Loans):
•
Bank of America NA
London E14 5AQ
United Kingdom
Fax number:    +44 208 313 2149
E-mail:               emea.7115loansagency@bankofamerica.com
Attention:         Loans Agency
•
•	(for Payments):
US Dollars
 BANK OF AMERICA NA, NEW YORK
ACCOUNT BANK OF AMERICA NA, LONDON
A/C 6550360564
ATTN: LOANS AGENCY
•
Euro
BANK OF AMERICA NA., LONDON (SWIFT BOFAGB22)
ACCOUNT NUMBER: GB54BOFA16505096008050
ATTN: LOANS AGENCY

3

Sterling
BANK OF AMERICA N.A., LONDON (SWIFT BOFAGB22)
CHAPS SORT CODE: 16-50-50
ACCOUNT NO. 11020104
ATTN: LOANS AGENCY

Canadian Dollar
 BANK OF AMERICA NA., TORONTO CANADA BRANCHE
ACCOUNT BANK OF AMERICA NA, LONDON
ACCOUNT NO. 65652225
ATTN: LOANS AGENCY

BORROWERS:

Toyota Motor Credit Corporation

19001 South Western Avenue
P.O. Box 2958
Mail Stop NF-10
Torrance, CA  90509-2958
Attention: Janet Rydell, Cash Manager and Jeff Carter, Assistant Global Treasurer
Telephone: (310) 468-6197
Facsimile: (310) 468-6194

Toyota Motor Finance (Netherlands) B.V.

Atrium
Strawinskylaan 3105
1077 ZX Amsterdam
The Netherlands
Attention: Asako Sudo
Telephone: 31 20 406 4444
Telefax: 31 20 406 4555

With a copy to:

Toyota Motor Credit Corporation
19001 South Western Avenue
P.O. Box 2958
Mail Stop NF-10
Torrance, CA  90509-2958
Attention: Janet Rydell, Cash Manager and Jeff Carter, Assistant Global Treasurer
Telephone: (310) 468-6197
Facsimile: (310) 468-6194

4

With a  copy to:

Toyota Financial Services (UK) PLC
Great Burgh
Burgh Heath
Epsom
Surrey KT18 5UZ
United Kingdom
Attention: Treasury Manager
Telephone: 44 (0) 1737 365 590
Facsimile: 44 (0) 1737 365 596

Toyota Financial Services (UK) PLC

Great Burgh
Burgh Heath
Epsom
Surrey KT18 5UZ
United Kingdom
Attention: Treasury Manager
Telephone: 44 (0) 1737 365 590
Facsimile: 44 (0) 1737 365 596

With a copy to:

Toyota Motor Credit Corporation
19001 South Western Avenue
P.O. Box 2958
Mail Stop NF-10
Torrance, CA  90509-2958
Attention: Janet Rydell, Cash Manager and Jeff Carter, Assistant Global Treasurer
Telephone: (310) 468-6197
Facsimile: (310) 468-6194

Toyota Kreditbank GmbH

c/o Toyota Financial Services (UK) PLC
Great Burgh
Burgh Heath
Epsom
Surrey KT18 5UZ
United Kingdom
Attention: Treasury Manager
Telephone: 44 (0) 1737 365 590
Facsimile: 44 (0) 1737 365 596

5

With a copy to:
Toyota Motor Credit Corporation
19001 South Western Avenue
P.O. Box 2958
Mail Stop NF-10
Torrance, CA  90509-2958
Attention: Janet Rydell, Cash Manager and Jeff Carter, Assistant Global Treasurer
Telephone: (310) 468-6197
Facsimile: (310) 468-6194

Toyota Credit de Puerto Rico Corp.

c/o Toyota Motor Credit Corporation
19001 South Western Avenue
P.O. Box 2958
Mail Stop NF-10
Torrance, CA  90509-2958
Attention: Janet Rydell, Cash Manager and Jeff Carter, Assistant Global Treasurer
Telephone: (310) 468-6197
Facsimile: (310) 468-6194

Toyota Credit Canada Inc.

80 Micro Court, Suite 200
Markham, Ontario
Canada L3R 9Z5
Attention: Treasury Manager
Telephone: (905) 513-5409

With a copy to:

Toyota Motor Credit Corporation
19001 South Western Avenue
P.O. Box 2958
Mail Stop NF-10
Torrance, CA  90509-2958
Attention: Janet Rydell, Cash Manager and Jeff Carter, Assistant Global Treasurer
Telephone: (310) 468-6197
Facsimile: (310) 468-6194

Toyota Leasing GmbH

c/o Toyota Financial Services (UK) PLC
Great Burgh
Burgh Heath
Epsom

6

Surrey KT18 5UZ
United Kingdom
Attention: Treasury Manager
Telephone: 44 (0) 1737 365 590
Facsimile: 44 (0) 1737 365 596

With a copy to:

Toyota Motor Credit Corporation
19001 South Western Avenue
P.O. Box 2958
Mail Stop NF-10
Torrance, CA  90509-2958
Attention: Janet Rydell, Cash Manager and Jeff Carter, Assistant Global Treasurer
Telephone: (310) 468-6197
Facsimile: (310) 468-6194

Website:

None

7